                                                                EXHIBIT 4(c)(17)

================================================================================




                           PARTICIPATION AGREEMENT
                                (AA 1992 AF-3)

                          Dated as of August 1, 1992

                                      between

                           AMERICAN AIRLINES, INC.,
                                      as Lessee


                          WILMINGTON TRUST COMPANY,
                                      as Owner Trustee


                           NATIONSBANK OF GEORGIA,
                            NATIONAL ASSOCIATION,
                                      as Indenture Trustee


                           AT&T CREDIT CORPORATION,
                                      as Owner Participant


                                     and


                                  CIBC INC.,
                                      as Original Loan Participant


                            _____________________

                        One Boeing 767-323ER Aircraft
                                    N376AN

                      Leased to American Airlines, Inc.


================================================================================

                        INDEX TO PARTICIPATION AGREEMENT


                                                                                             Page
                                                                                             ----
Section  1.        Sale and Purchase; Participation
                     in Lessor's Cost for Aircraft;
                     Terms of Certificates  . . . . . . . . . . . . . . . . . . . . . . .     4

Section  2.        Delivery Date; Procedure for
                     Participation in Payment of
                     Lessor's Cost for the Aircraft   . . . . . . . . . . . . . . . . . .     7

Section  3.        Owner Participant's Instructions to
                     the Owner Trustee; Confirmation
                     of Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . .     8

Section  4.        Conditions Precedent to
                     Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

Section  5.        Postponement of Delivery Date  . . . . . . . . . . . . . . . . . . . .    19

Section  6.        Extent of Interest of
                     Loan Participants  . . . . . . . . . . . . . . . . . . . . . . . . .    21

Section  7.        Lessee's Representations, Warranties
                     and Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . .    21

Section  8.        Representations and Warranties   . . . . . . . . . . . . . . . . . . .    47

Section  9.        Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . .    54

Section 10.        Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

Section 11.        Conditions Precedent to the Lessee's
                     Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67

Section 12.        Liabilities of the Owner Participant
                     and the Loan Participants  . . . . . . . . . . . . . . . . . . . . .    69

Section 13.        Certain Covenants of the Lessee  . . . . . . . . . . . . . . . . . . .    70

Section 14.        Owner for Tax Purposes   . . . . . . . . . . . . . . . . . . . . . . .    74

Section 15.        Certain Definitions; Notices   . . . . . . . . . . . . . . . . . . . .    74

Section 16.        Certain Covenants of the
                     Owner Participant  . . . . . . . . . . . . . . . . . . . . . . . . .    80

                                                                                            Page
                                                                                            ----
Section 17.        Optional Redemption of Certificates  . . . . . . . . . . . . . . . . .    86

Section 18.        Calculation of Adjustments to Basic
                     Rent, Stipulated Loss Value, Term-
                     ination Value, etc.; Confirmation
                     and Verification   . . . . . . . . . . . . . . . . . . . . . . . . .    90

Section 19.        Concerning the Owner Trustee . . . . . . . . . . . . . . . . . . . . .    94

Section 20.        Section 20 Refinancing . . . . . . . . . . . . . . . . . . . . . . . .    94

Section 21.        Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   100

SCHEDULE I          Commitments

EXHIBIT I           Form of Trust Agreement

EXHIBIT II          Form of Trust Indenture and Security
                      Agreement

EXHIBIT III         Form of Purchase Agreement Assignment

EXHIBIT IV          Form of Lease Agreement

EXHIBIT V           Form of Opinion of Special Counsel for the
                      Lessee

EXHIBIT VI          Form of Opinion of General Counsel of the
                      Lessee

EXHIBIT VII         Form of Opinion of Special Counsel
                      for the Owner Trustee

EXHIBIT VIII        Form of Opinion of Special Counsel
                      for the Indenture Trustee

EXHIBIT IX          Forms of Opinion of Special Counsel
                      for the Owner Participant and General
                      Counsel of the Owner Participant

EXHIBIT X           Form of Opinion of Special Oklahoma
                      City Counsel

EXHIBIT XI          Form of Opinion of Counsel for the
                      Manufacturer

EXHIBIT XII         Form of Transfer Agreement

                            PARTICIPATION AGREEMENT
                                 (AA 1992 AF-3)

                 This PARTICIPATION AGREEMENT (AA 1992 AF-3), dated as of August 1, 1992, between (i) AMERICAN AIRLINES, INC., a Delaware corporation (herein, together with its successors and permitted assigns, called "American" or the "Lessee"), (ii) AT&T CREDIT CORPORATION, a Delaware corporation (herein, together with its successors and permitted assigns, called the "Owner Participant"), (iii) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity except as expressly stated herein but solely as trustee under the Trust Agreement (as hereinafter defined) (herein in such capacity, together with its successors and assigns, called the "Owner Trustee"), (iv) NATIONSBANK OF GEORGIA, NATIONAL ASSOCIATION, a national banking association, in its individual capacity only as expressly stated herein, and otherwise as trustee under the Trust Indenture (as hereinafter defined) (herein in such capacities, together with its successors and assigns in such capacities, called the "Indenture Trustee"), and (v) CIBC INC., a Delaware corporation (herein called the "Original Loan Participant" and together with the Owner Participant, sometimes collectively called the "Participants" and individually a "Participant").


                              W I T N E S S E T H:


                 WHEREAS, pursuant to the Purchase Agreement (such term and other capitalized terms used herein without definition have the meanings specified therefor in Section 15), The Boeing Company, a Delaware corporation (the "Manufacturer"), has agreed to manufacture and sell to American and American has agreed to purchase from the Manufacturer that certain Boeing 767-323ER aircraft bearing U.S. Registration Number N376AN and Manufacturer's Serial Number 25445, which is to be financed pursuant to this Participation Agreement (the "Aircraft", as such term is defined in the Lease referred to below and is used hereinafter with the same meaning);

                 WHEREAS, the Manufacturer has conveyed, pursuant to a warranty (as to title) bill of sale with respect to the Aircraft, to Boeing Sales Corporation, a Guam corporation and a wholly-owned subsidiary of the Manufacturer

(the "Manufacturer's Subsidiary"), all the Manufacturer's title to and interest in the Aircraft and has assigned to the Manufacturer's Subsidiary its right to receive any payments due with respect to the Aircraft under the Purchase Agreement, and the Manufacturer's Subsidiary will agree to sell and deliver the Aircraft to American pursuant and subject to all terms and conditions of the Purchase Agreement, and will appoint the Manufacturer as its duly authorized agent and attorney-in-fact for all purposes under the Purchase Agreement;

                 WHEREAS, immediately following the transfer by the Manufacturer's Subsidiary of title to the Aircraft to American, and subject to the terms and conditions set forth herein, (A) American is willing to sell the Aircraft to the Owner Trustee and the Owner Trustee is willing to purchase the Aircraft from American as soon as practicable after American has fully arranged satisfactory financing for such transactions; and (B) the Owner Trustee is willing to lease to American as the Lessee under the Lease referred to below, and American as the Lessee is willing to lease from the Owner Trustee, the Aircraft;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant has entered into a certain Trust Agreement (AA 1992 AF-3), dated as of the date hereof, substantially in the form of Exhibit I hereto (such Trust Agreement, as the same may be amended or supplemented from time to time, being herein called the "Trust Agreement", such term to include, unless the context otherwise requires, one or more of the Trust Agreement and Indenture Supplements referred to below), with Wilmington Trust Company in its individual capacity, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate defined in Section 1.01 of the Trust Agreement (the "Trust Estate") for the benefit of the Owner Participant thereunder on the terms specified in the Trust Agreement, subject, however, to the lien created under the Trust Indenture referred to below;

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee has entered into a certain Trust Indenture and Security Agreement (AA 1992 AF-3), dated as of the date hereof, substantially in the form of Exhibit II hereto (such Trust Indenture and Security Agreement, as the same may be amended or supplemented from time to time, being herein called the

"Trust Indenture" or the "Indenture", such term to include, unless the context otherwise requires, one or more of the Trust Agreement and Indenture Supplements referred to below), with the Indenture Trustee, pursuant to which Trust Indenture the Owner Trustee agrees, among other things, for the benefit of the Loan Participants, (i) to deposit, mortgage and pledge with the Indenture Trustee, as part of the Indenture Estate (the "Indenture Estate", as such term is defined in the Trust Indenture and is hereinafter used with the same meaning) under the Trust Indenture, all of the properties held in trust by the Owner Trustee under the Trust Agreement (other than Excepted Property as defined in the Trust Indenture), (ii) to issue Certificates substantially in the form set forth in Section 2.01 of the Trust Indenture, in the amounts and otherwise as provided in Section 2.02 of the Trust Indenture (a "Certificate", as such term is defined in the Trust Indenture and is hereinafter used with the same meaning, and collectively the "Certificates") as evidence of the participation of the Original Loan Participant and the investment of the Holders (as such term is defined in the Trust Indenture and is hereinafter used with the same meaning) thereof in the payment of Lessor's Cost for the Aircraft, and (iii) to execute and deliver a Trust Agreement and Indenture Supplement, substantially in the form of Exhibit A to the Trust Indenture (a "Trust Agreement and Indenture Supplement" as such term is defined in the Trust Indenture and is hereinafter used with the same meaning), covering the Aircraft, supplementing the Trust Agreement and the Trust Indenture;

                 WHEREAS, pursuant to the terms of the Trust Agreement, the Owner Trustee is authorized and directed by the Owner Participant (i) to execute and deliver a certain Purchase Agreement Assignment (AA 1992 AF-3), dated as of the date hereof, substantially in the form of Exhibit III hereto (the "Purchase Agreement Assignment"), with the Lessee, whereby the Lessee assigns to the Owner Trustee certain of the Lessee's rights and interest under the Purchase Agreement to the extent that the same relate to the Aircraft (except to the extent reserved to the Lessee in said Purchase Agreement Assignment) and which Purchase Agreement Assignment has annexed thereto a Consent and Agreement executed by the Manufacturer and an Agreement of Subsidiary executed by the Manufacturer's Subsidiary; and (ii) to execute and deliver a certain Lease Agreement (AA 1992 AF-3) relating to the Aircraft, dated as of the date hereof, with American, substantially in the form of Exhib-it IV hereto (such Lease Agreement, as the same may be amended or supplemented from time to time, being herein called the "Lease", such term to include the Rent Schedule (except in the case of any reference to the Lease Agreement as filed with the Federal Aviation Administration) and, unless the context otherwise requires, the Lease Supplement referred to below), pursuant to which, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to the Lessee, and the Lessee agrees to lease from the Owner Trustee, the Aircraft on the Delivery Date, such lease to be evidenced by the execution and delivery of a Lease Supplement, substantially in the form of Exhibit A to the Lease (the "Lease Supplement" as such term is defined in the Lease and is hereinafter used with the same meaning), covering the Aircraft; and

                 WHEREAS, concurrently with the execution and delivery of this Agreement, the Lessee and the Owner Participant have entered into a Tax Indemnity Agreement, dated as of the date hereof, relating to the Aircraft (such Tax Indemnity Agreement, as the same may be amended or supplemented from time to time, being herein called the "Tax Indemnity Agreement");

                 NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

                 SECTION 1. Sale and Purchase; Participation in Lessor's Cost for Aircraft; Terms of Certificates. (a) Sale and Purchase. Subject to the terms and conditions of this Agreement, the Lessee agrees to sell to the Owner Trustee, and the Owner Trustee agrees to purchase from the Lessee, the Aircraft on the Delivery Date, and, in connection therewith, the Owner Trustee agrees to pay to the Lessee the purchase price of $69,000,000 ("Lessor's Cost").

                 (b) Participation in Lessor's Cost. Subject to the terms and conditions of this Agreement, (i) the Owner Participant hereby agrees to participate in the payment of Lessor's Cost for the Aircraft by making an investment in the beneficial ownership of the Aircraft in the amount set forth opposite its name in Schedule I hereto, and (ii) the Original Loan Participant hereby agrees to participate in the payment of Lessor's Cost for the Aircraft by making a non-recourse secured loan to the Owner Trustee in the amount set forth opposite its name in Schedule I hereto, such loan to be evidenced by one or more Certificates issued to the Original Loan Participant by the Owner Trustee in the manner described herein and in the Indenture. The amount of the Owner Participant's participation required to be made as above provided in the payment of Lessor's Cost is hereinafter called the Owner Participant's "Commitment" for the Aircraft and the amount of the Original Loan Participant's participation required to be made as above provided in the payment of Lessor's Cost is hereinafter called the Original Loan Participant's "Commitment" for the Aircraft.

                 (c) Prepayment of Certificates; Determination of Debt Rate. Each of the Loan Participants and the Owner Participant hereby agrees that, notwithstanding anything to the contrary contained in this Participation Agreement, the Lease, the Trust Indenture, the Certificates, or the Trust Agreement, without the prior written consent of the Lessee, the Owner Trustee shall not take any action with respect to the Certificates concerning the optional prepayment of such Certificates (except as provided in Section 2.13 of the Trust Indenture), or the selection of the Debt Rate to be borne at any time or from time to time by such Certificates, or the Interest Periods to be applicable to the calculation of interest on the Certificates. The Owner Trustee hereby irrevocably appoints and authorizes the Lessee to act as its exclusive agent (and agrees that it will not act other than through the Lessee, as such agent) for the purpose of selecting the durations of the Interest Periods to be applicable from time to time to calculations of interest on the Certificates and designating the Debt Rate from time to time to be borne on the Certificates. Each of the Indenture Trustee, the Owner Participant and each Loan Participant hereby consents to such appointment and authorization. In taking any actions as agent of the Owner Trustee as aforesaid, the Lessee shall be authorized to deal directly with the Indenture Trustee and the Loan Participants, and the Owner Participant, the Owner Trustee, each Loan Participant and the Indenture Trustee each agrees to cooperate with the Lessee and the Original Loan Participant and otherwise to do all things and take all actions reasonably necessary to effect the actions taken by the Lessee as the agent of the Owner Trustee under this Section 1(c). Except to the extent otherwise provided in Section 2.01 of the Trust Indenture, the Debt Rate applicable to the Loan Certificates for each

Interest Period shall be determined by election of the Lessee (as agent for the Owner Trustee) by delivering telephonic notice to the Original Loan Participant (whether or not it at the time holds any Loan Certificates), followed in each case by telexed, telecopied or other written confirmation given as to be effective by 1:00 p.m. (New York City time) on the date of such telephonic notice (with a copy to the Indenture Trustee and the Owner Trustee), not less than three London Business Days prior to the beginning of the applicable Interest Period, in the case of a LIBOR Loan, and not later than 11:00 A.M. (New York City time) on the New York Business Day immediately preceding the beginning of the applicable Interest Period, in the case of a Short Period Rate Loan, specifying the duration of such Interest Period and whether the Debt Rate for such Interest Period shall be determined by reference to the LIBOR Rate or the Short Period Rate. The Indenture Trustee shall provide to each Loan Participant other than the Original Loan Participant a copy of any notice provided by the Lessee pursuant to the immediately preceding sentence promptly after receipt thereof. Notwithstanding the foregoing, the Lessee may only select a Short Period Rate (i) during any period, and from time to time during such period, in which the Lessee is in contemplation of a proposed prepayment of the Loan Certificates pursuant to Section 2.12 or 2.14 of the Trust Indenture (whether or not a notice of prepayment has been given pursuant to Section 2.12 or 2.14 of the Trust Indenture) or (ii) at any time when the selection of a LIBOR Rate would result in the succeeding Interest Period commencing on a day other than the eleventh day of a calendar month. The Original Loan Participant (whether or not it at the time holds any Loan Certificates) shall provide to each of the Owner Participant, the Owner Trustee, each other Loan Participant, the Indenture Trustee and the Lessee an officer's certificate setting forth the applicable interest rate and the interest expected to accrue on the Loan Certificates during the applicable Interest Period promptly after the commencement of such Interest Period and, as soon as practicable prior to each Lease Period Date (but in no event later than 11:00 A.M. New York City time on the Business Day immediately preceding such Lease Period Date), shall provide such notification of the aggregate amount of interest that will be actually due and payable on the Loan Certificates on such Lease Period Date.

                 SECTION 2. Delivery Date; Procedure for Participation in Payment of Lessor's Cost for the Aircraft. (a) Delivery Date. The Lessee agrees to give the Owner Participant, the Original Loan Participant, the Indenture Trustee and the Owner Trustee notice by telex, telegraph, facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Delivery Date for the Aircraft not later than 5:00 P.M., New York City time, on the second Business Day preceding the Delivery Date for the Aircraft, which notice shall specify the amount of Lessor's Cost for the Aircraft. Subject to the terms and conditions of this Agreement, prior to 11:00 A.M., New York City time, on the Delivery Date specified in such notice, the Owner Participant will make the amount of its Commitment available to the Owner Trustee, and the Original Loan Participant will make the amount of its Commitment available to the Owner Trustee, by transferring or delivering such amount, in funds immediately available on the Delivery Date, to the Owner Trustee, either directly to, or for deposit in, the Owner Trustee's account at The Chase Manhattan Bank, N.A., Account No. 920-1-014363.

                 (b) Procedure for Participation in Payment of Lessor's Cost for the Aircraft. Upon receipt by the Owner Trustee of the full amount of the Owner Participant's Commitment and the Original Loan Participant's Commitment in respect of the Aircraft on the Delivery Date, the Owner Trustee shall, subject to the conditions set forth in Section 4 having been fulfilled to the satisfaction of (or waived by) the Owner Participant and the Original Loan Participant (as the case may be), pay to the Lessee from the funds then held by it, in immediately available funds, an amount equal to the Lessor's Cost payable to the Lessee on the Delivery Date by the Owner Trustee pursuant hereto, and simultaneously therewith the Lessee shall deliver the Aircraft to the Owner Trustee, and the Owner Trustee shall accept the Aircraft, under the Lease. The acceptance of the Aircraft by the Owner Trustee and the Lessee, respectively, shall be conclusively evidenced by the execution and delivery of the Lease Supplement by the Owner Trustee and the Lessee. Each of the Indenture Trustee, the Owner Trustee and the Lessee shall take all actions required to be taken by it in connection therewith and pursuant to this Section 2(b).

                 SECTION 3. Owner Participant's Instructions to the Owner Trustee; Confirmation of Authorizations. (a) Owner Participant's Instructions to the Owner Trustee. The Owner Participant agrees that the making of the amount of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof shall constitute, without further act, authorization and direction by the Owner Participant to the Owner Trustee, subject to the conditions set forth in Section 4 having been fulfilled to the satisfaction of the Owner Participant or waived by the Owner Participant, to take the actions specified in Section 3.01 of the Trust Agreement with respect to the Aircraft.

                 (b) Confirmation of Authorizations. The Owner Participant agrees, in the case of any Replacement Aircraft or Replacement Engine substituted pursuant to clause (i) of Section 10(a) of the Lease or pursuant to
Section 9(g) or 10(b) of the Lease, that it will authorize and direct the Owner Trustee to take the actions specified in such Sections of the Lease with respect to such Replacement Aircraft or Replacement Engine upon due compliance with the terms and conditions set forth in such Sections of the Lease with respect to such Replacement Aircraft or Replacement Engine.

                 SECTION 4. Conditions Precedent to Participation. The obligation of each of the Original Loan Participant and the Owner Participant to participate in the payment of Lessor's Cost for the Aircraft is subject to the fulfillment to the satisfaction of or waiver by the Original Loan Participant or the Owner Participant, as the case may be, prior to or on the Delivery Date, of the following conditions precedent (except that paragraphs
(T), (U) and (X) of this Section 4 shall not be conditions precedent to the obligations of the Original Loan Participant hereunder and paragraphs (M), (Q) and (V) of this Section 4 shall not be conditions precedent to the obligations of the Owner Participant hereunder):

                 (A) Each of the Owner Participant and the Original Loan Participant shall have received (or waived) due notice with respect to its participation pursuant to Section 2.

                 (B) No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations or guidelines thereof by appropriate regulatory authorities or any court which in the opinion of the Owner Participant or the Original Loan Participant would make it illegal for the Owner Participant or the Original Loan Participant, as the case may be, to make such participation or would be a violation of such law, regulations or guidelines.

                 (C) In the case of the Original Loan Participant, the Owner Participant shall have concurrently made available to the Owner Trustee the aggregate amount of its Commitment for the Aircraft in accordance with Section 2 hereof; in the case of the Owner Participant, the Original Loan Participant shall have concurrently made available to the Owner Trustee the aggregate amount of its Commitment for the Aircraft in accordance with Section 2 hereof; and in the case of the Original Loan Participant, there shall have been duly issued and delivered by the Owner Trustee to the Original Loan Participant, against payment therefor, one or more Certificates in connection with the Aircraft, substantially in the form set forth in
         Section 2.01 of the Trust Indenture, dated the Delivery Date and issued in the name of the Original Loan Participant.

                 (D) All approvals and consents of any trustee or holder of any indebtedness or obligations of the Lessee which are required in connection with any transaction contemplated by this Agreement shall have been duly obtained.

                 (E) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (except that the execution and delivery of this Agreement or any of the following documents by a party hereto or thereto shall not be a condition precedent to such party's obligations hereunder), shall be in form and substance satisfactory to the Owner Participant, in full force and effect and executed counterparts thereof (or copies where indicated) shall have been delivered to the Owner Participant and the Original Loan Participant or their respective special counsel:

                      (i)  the Lease;

                     (ii) a Lease Supplement covering the Aircraft dated the Delivery Date;

                    (iii)  the Trust Agreement;

                     (iv) the Trust Indenture, and a Trust Agreement and Indenture Supplement covering the Aircraft dated the Delivery Date;

                      (v) a copy of the Purchase Agreement (with the exception that certain confidential or proprietary information may be redacted therefrom and certain exhibits and supplements thereto need not be delivered to the Owner Participant or the Original Loan Participant);

                     (vi) the Purchase Agreement Assignment, with the Consent and Agreement and the Agreement of Subsidiary attached thereto;

                    (vii) the Tax Indemnity Agreement (for the Owner Participant only);

                   (viii) a copy of the bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the Federal Aviation Administration for recordation with it on the Delivery Date, executed by the Manufacturer in favor of the Manufacturer's Subsidiary and dated on or prior to the Delivery Date (the "Manufacturer's FAA Bill of Sale"), a copy of the bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the Federal Aviation Administration for recordation with it on the Delivery Date, executed by the Manufacturer's Subsidiary in favor of the Lessee and dated the Delivery Date (the "Manufacturer's Subsidiary's FAA Bill of Sale"), and a copy of the form of warranty (as to title) bill of sale for the Aircraft to be executed by the Manufacturer's Subsidiary in favor of the Lessee, dated the Delivery Date and specifically referring to each Engine, as well as to the Airframe, constituting a part of the Aircraft;

                     (ix) a bill of sale for the Aircraft on AC Form 8050-2 or such other form as may be acceptable to the Federal Aviation Administration for recordation with it on the Delivery Date, executed by the Lessee in favor of the Owner Trustee and dated the Delivery Date (the "FAA Bill of Sale") (original filed with the Federal Aviation Administration and copies to all the parties);

                      (x) a warranty (as to title) bill of sale for the Aircraft (together with the FAA Bill of Sale collectively called "Bills of Sale"), executed by the Lessee in favor of the Owner Trustee, dated the Delivery Date and specifically referring to each Engine, as well as to the Airframe, constituting a part of the Aircraft (original to the Indenture Trustee and copies to all the parties);

                     (xi) an incumbency certificate of the Lessee as to the person or persons authorized to execute and deliver the Operative Documents to which it is a party and any other documents to be executed on behalf of the Lessee in connection with the transactions contemplated hereby and the signatures of such person or persons; and

                    (xii) an insurance report of an independent insurance broker and the certificates of insurance, each in form and substance satisfactory to each Participant, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

                 (F) A Uniform Commercial Code financing statement or statements covering the security interest created by the Trust Indenture shall have been executed and delivered by the Owner Trustee, as debtor, and by the Indenture Trustee, as secured party, and such financing statement or statements shall have been duly filed in all places necessary or desirable within the State of Delaware, and a Uniform Commercial Code financing statement or statements describing the Lease as a lease shall have been executed and delivered by the Owner Trustee and the Lessee, and such financing statements shall have been duly filed in all places necessary or desirable within the State of Texas;

                 (G) Each of the Owner Participant and the Original Loan Participant (acting directly or by authorization to their respective special counsel) shall have received the following, in each case in form and substance satisfactory to it:

                      (i) a copy of the resolutions of the Board of Directors of the Lessee or the executive committee thereof, certified by the Secretary or an Assistant Secretary of the Lessee, duly authorizing the purchase of the Airframe and the Engines by the Lessee, the sale of the Aircraft by the Lessee pursuant to the Bills of Sale, the lease by the Lessee of the Aircraft under the Lease and the execution, delivery and performance by the Lessee of each of the Operative Documents to which it is or will be a party and each of the other documents required to be executed and delivered by the Lessee in accordance with the provisions hereof;

                     (ii) a copy of the resolutions of the Board of Directors of the Owner Trustee in its individual capacity certified by the Secretary or an Assistant Secretary of the Owner Trustee, duly authorizing the execution, delivery and performance by the Owner Trustee, in its individual capacity, of the Trust Agreement, and acting pursuant thereto, as trustee, or in its individual capacity as expressly provided therein, as appropriate, of each of the other Operative Documents to which the Owner Trustee is or will be a party in either such capacity and any other documents to be executed by or on behalf of the Owner Trustee, in its individual capacity or as trustee, as appropriate, in connection with the transactions contemplated hereby;

                    (iii) a copy of the articles of association and by-laws of the Indenture Trustee, certified by the Secretary or an Assistant Secretary of the Indenture Trustee, which by-laws contain a provision duly authorizing the execution, delivery and performance by the Indenture Trustee of each of the Operative Documents to which the Indenture Trustee is or will be a party and any other documents to be executed by or on behalf of the Indenture Trustee in connection with the transactions contemplated hereby; and

                     (iv) such other documents and evidence with respect to the Lessee, the Owner Trustee, the Owner Participant, or the Indenture Trustee as the Owner Participant or the Original Loan Participant, as appropriate, may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth.

                 (H) On the Delivery Date, the following statements shall be correct, and each of the Owner Participant and the Original Loan Participant shall have received evidence satisfactory to it to the effect that:

                      (i) the Owner Trustee has good title (subject to filing and recording of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale and the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens (and of any rights of creditors to set aside the sale of the Aircraft by the Lessee) other than the rights and interests of the Owner Trustee and the Lessee under the Lease and the Lease Supplement covering the Aircraft, the Lien of, and the security interest created by, the Trust Indenture, the rights of the Indenture Trustee under the Trust Indenture, and the beneficial interest of the Owner Participant created by the Trust Agreement and the Trust Agreement and Indenture Supplement covering the Aircraft and other Liens permitted under the Lease;

                     (ii) the Aircraft has been duly certified by the Federal Aviation Administration as to type and airworthiness in accordance with the terms of the Lease and has a current valid United States standard certificate of airworthiness issued by the Federal Aviation Administration;

                    (iii) the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft shall have been duly filed for recordation with the Federal Aviation Administration pursuant to the Federal Aviation Act;

                     (iv) application for registration of the Aircraft in the name of the Owner Trustee shall have been duly made with the Federal Aviation Administration;

                      (v) the Lessee has the regulatory authority required in order to operate the Aircraft on the Lessee's routes; and

                     (vi) to the best knowledge of the Lessee, there exist no Permitted Liens of the type described in clause (iv), (v) or
                 (vi) of Section 6 of the Lease.

                 (I) On the Delivery Date for the Aircraft, the following statements shall be correct: (i) in the case of each of the Owner Trustee, the Owner Participant, the Original Loan Participant and the Indenture Trustee, the representations and warranties of the parties hereto other than itself are correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date), (ii) no material adverse change shall have occurred in the financial condition of the Lessee and its consolidated subsidiaries from that shown in the audited consolidated balance sheet of the Lessee and its consolidated subsidiaries as of December 31, 1991, (iii) no event has occurred and is continuing, or would result from the purchase, sale or lease of the Aircraft or the performance by the Lessee of its obligations under the Operative Documents, which constitutes an Event of Default or an Event of Loss or would constitute an Event of Default or an Event of Loss but for the requirement that notice be given or time elapse or both and (iv) no law, regulation or regulatory order (other than any Change in Tax Law) applicable to the Owner Participant or the Original Loan Participant or to the participation by either of them in the transactions contemplated hereby, shall have been enacted, issued or proposed prior to the Delivery Date that would have a material adverse effect on the ability of the Owner Participant or the Original Loan Participant to participate in the transactions contemplated hereunder.

                 (J) Each of the Owner Participant and the Original Loan Participant shall have received opinions addressed to it from Debevoise & Plimpton, special counsel for the Lessee, and from Anne H. McNamara, Esq., Senior Vice President-Administration and General Counsel of the Lessee, substantially in the respective forms set forth in Exhibit V and Exhibit VI hereto.

                 (K) Each of the Owner Participant and the Original Loan Participant shall have received an opinion addressed to it from Potter Anderson & Corroon, special counsel for the Owner Trustee, substantially in the form set forth in Exhibit VII hereto.

                 (L) Each of the Owner Participant and the Original Loan Participant shall have received an opinion addressed to it from Powell, Goldstein, Frazer & Murphy, special counsel for the Indenture Trustee, substantially in the form set forth in Exhibit VIII hereto.

                 (M) The Original Loan Participant shall have received (x) an opinion addressed to it from each of Sidley & Austin, special counsel for the Owner Participant, and G. Daniel McCarthy, General Counsel of the Owner Participant, substantially in the forms set forth in Exhibit IX hereto and (y) an opinion, in form and substance satisfactory to the Original Loan Participant, from White & Case, special counsel for the Original Loan Participant.

                 (N) Each of the Owner Participant and the Original Loan Participant shall have received an opinion addressed to it from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit X hereto.

                 (O) Each of the Owner Participant and the Original Loan Participant shall have received an opinion addressed to it from counsel to the Manufacturer, substantially in the form set forth in
         Exhibit XI hereto.

                 (P) Each of the Owner Participant and the Original Loan Participant shall have received a certificate signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Lessee, dated the Delivery Date, certifying as to the correctness of each of the matters stated in paragraph (I) (except insofar as the same relate to the Owner Trustee, the Indenture Trustee, the Original Loan Participant or the Owner Participant) of this Section 4.

                 (Q) Each of the Lessee and the Original Loan Participant shall have received a certificate from the Owner Participant, dated the Delivery Date, signed by the President, any Senior Vice President or any Vice President of the Owner Participant, certifying that no Lessor's Liens attributable to the Owner Participant exist, and further certifying as to the correctness of each of the matters stated in clause (i) of paragraph (I) (insofar as the same relate to the Owner Participant) of this Section 4.

                 (R) Each of the Owner Participant, the Lessee and the Original Loan Participant shall have received a certificate from the Owner Trustee, dated the Delivery Date, signed by an authorized officer of the Owner Trustee, certifying that no Lessor's Liens attributable to the Owner Trustee exist, that Wilmington Trust Company has duly delivered to the Office of the Superintendent of the Banking Department of the State of New York an application for qualification under Section 131(3) of the New York Banking Law with respect to its functioning as Owner Trustee under the Trust Agreement, and further certifying as to the correctness of each of the matters stated in clause (i) of paragraph (I) (insofar as the same relate to the Owner Trustee in its individual capacity or as Owner Trustee) of this
         Section 4.

                 (S) The Owner Participant, the Owner Trustee, the Lessee and the Original Loan Participant shall have received a certificate from the Indenture Trustee, dated the Delivery Date, signed by an authorized officer of the Indenture Trustee, certifying that no Trustee's Liens exist, and further certifying as to the correctness of each of the matters stated in clause (i) of paragraph (I) (insofar as the same relate to the Indenture Trustee) of this Section 4.

                 (T) The Owner Participant shall have received from Sidley & Austin, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transactions contemplated by the Operative Documents.

                 (U) The Owner Participant shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant, from BK Associates, Inc., independent aircraft appraisers, or such other recognized aircraft appraiser selected by the Owner Participant, to the effect that (A) the Aircraft will have, at the end of the Term and the first Renewal Term, (i) at least 20% of its economic life remaining and (ii) a fair market value of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Term and the first Renewal Term);
         (B) the fair market value of the Aircraft on the Delivery Date is equal to Lessor's Cost; and (C) the Special Purchase Price, prior to any adjustment thereto, equals or exceeds a reasonable current estimate of the fair market value (taking into account a reasonable estimate for inflation and deflation) of the Aircraft as of August 11, 2012.

                 (V) The Original Loan Participant shall have received a copy of that portion of the opinion described in clause (U) above relating to the matters covered by subclause (B) of such clause (U) (provided that the Original Loan Participant shall have executed a written confidentiality agreement and waiver of any claim it may have against the Owner Participant arising therefrom, in each case satisfactory to the Owner Participant) and such opinion shall be in form and substance reasonably satisfactory to it.

                 (W) All appropriate action required to have been taken on or prior to the Delivery Date in connection with the transactions contemplated by this Participation Agreement shall have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Participation Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                 (X) In the opinion of the Owner Participant and its special counsel, there shall have been since January 1, 1992, no amendment, modification, addition, or change in or to the provisions of the Code (including for this purpose, any non-Code provisions of legislation affecting the Code such as transition rules or effective date provisions) and the regulations promulgated under the Code (including temporary regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, as in effect on the date hereof, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 1 of the Tax Indemnity Agreement.

                 (Y) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Participation Agreement or the transactions contemplated hereby.

                 Promptly upon the registration of the Aircraft and the recording of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease (with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft attached) and the Trust Indenture (with the Trust Agreement and such Trust Agreement and Indenture Supplement attached) pursuant to the Federal Aviation Act, the Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to each Participant, the Owner Trustee, the Indenture Trustee and the Lessee an opinion as to the due registration of the Aircraft, and the due recording of such instruments and the lack of filing of any intervening documents with respect to the Aircraft.

                 SECTION 5. Postponement of Delivery Date. (a) In the event that (i) the Original Loan Participant shall for any reason fail or refuse to make the full amount of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof, or (ii) the Owner Participant shall for any reason fail or refuse to make the full amount of its Commitment for the Aircraft available to the Owner Trustee in accordance with the terms of Section 2 hereof, the Owner Trustee will forthwith give each party hereto telex, facsimile or telegraphic notice of such default and the Delivery Date for the Aircraft will be postponed up to the fifth succeeding Business Day as the Lessee may direct (and the term "Delivery Date" as used in this Agreement shall thereafter mean such postponed "Delivery Date"); provided that such postponed Delivery Date shall not be a date later than August 31, 1992. During such period, the Lessee shall have the right to find another leasing or financial institution to be substituted for the non-participating Original Loan Participant or Owner Participant, as the case may be; provided that in either event the institution so substituted shall sign and deliver an agreement, in form and substance satisfactory to the Lessee, by which it will assume the balance of the Commitment of the non-participating Original Loan Participant or Owner Participant, as the case may be. Upon the execution and delivery of such agreement, the institution so substituted shall become the Original Loan Participant or the Owner Participant, as the case may be, and shall be deemed substituted for the non-participating Participant, for all purposes of this Agreement, the Trust Agreement, the Trust

Indenture, and the Lease and to have assumed all obligations of the non-participating Participant thereunder which accrue after the date of execution and delivery. No action by the Lessee under this Section 5(a) shall be deemed to constitute a waiver or release of any right which the Lessee may have against the defaulting Participant. In the event that the Lessee cannot find another institution to be substituted for the non-participating Participant within such five Business Day period, then, in such event (i) the Owner Trustee shall not accept delivery of the Aircraft and (ii) this Agreement, the Trust Agreement, the Trust Indenture, the Lease and the Purchase Agreement Assignment and the other Operative Documents shall terminate and be of no further force or effect except as expressly provided herein or therein.

                 (b) A scheduled Delivery Date for the Aircraft may be postponed from time to time for any reason (but no later than August 31, 1992), other than pursuant to Section 5(a) hereof, if the Lessee gives the Owner Participant, the Original Loan Participant, the Indenture Trustee and the Owner Trustee telex, telegraphic, facsimile or telephonic (confirmed in writing) notice of such postponement and notice of the date to which such Delivery Date has been postponed, such notice of postponement to be received by each party no later than 2:00 P.M., New York City time, on the originally scheduled Delivery Date (and the term "Delivery Date" as used in this Agreement shall thereafter mean such postponed "Delivery Date").

                 (c) In the event of any postponement of the Delivery Date pursuant to Section 5(a) or 5(b) hereof, or if on an originally scheduled Delivery Date not postponed as above provided the Aircraft is not delivered to the Lessor by 3:00 P.M. or, if delivered, is not accepted by the Owner Trustee for any reason, the Owner Trustee will return by 4:00 P.M. on such date, any funds which it shall have received from any Participant as its Commitment for the Aircraft, absent joint instruction from the Lessee and such Participant to retain funds until the specified date of postponement established under Section 5(a) or 5(b).

                 (d) Notwithstanding the provisions of this Section 5, no Participant shall be under any obligation to make its Commitment available beyond 3:00 P.M., New York City time, on August 31, 1992.

                 SECTION 6. Extent of Interest of Loan Participants. A Loan Participant shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal of and interest on all Certificates held by such Loan Participant and all other sums payable to such Loan Participant hereunder, under the Trust Indenture and under such Certificates shall have been paid in full. By acceptance of a Certificate, each Loan Participant agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to such Loan Participant as provided in Section 2.05 of the Trust Indenture and that neither the Owner Participant nor the Owner Trustee shall be personally liable to such Loan Participant for any amounts payable under the Certificates, the Trust Indenture or hereunder, except as expressly provided in the Operative Documents.

                 SECTION 7. Lessee's Representations, Warranties and Indemnities. (a) In General. The Lessee represents and warrants that:

              (i) the Lessee is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, is an "air carrier" within the meaning of the Federal Aviation Act, operating under certificates issued under Section 401 of such Act, is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act, and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party, and is duly qualified to do business as a foreign corporation in good standing in each state in which it has intrastate routes or has a principal office or a major overhaul facility, and its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Texas) is located in Fort Worth, Texas;

             (ii) the execution, delivery and performance of the Operative Documents to which the Lessee is a party have been duly authorized by all necessary corporate action on the part of the Lessee, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of the Lessee, and do not contravene any law, governmental rule, regulation or order binding on the Lessee or the Certificate of Incorporation or By-Laws of the Lessee or contravene the provisions of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Lease) upon the property of the Lessee or on the Aircraft under, any indenture, mortgage, contract or other agreement to which the Lessee is a party or by which it or any of its properties may be bound or affected;

            (iii) neither the execution and delivery by the Lessee of the Operative Documents to which it is a party, nor the consummation of any of the transactions by the Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the Federal Aviation Administration, or any other Federal, state, local or foreign governmental authority or agency, other than the registration and filings referred to in
         Section 7(a)(viii);

             (iv) this Agreement has been duly executed and delivered and constitutes, and each other Operative Document to which the Lessee is a party has been duly executed and delivered and constitutes, a legal, valid and binding obligation of the Lessee enforceable against the Lessee in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Lease, as limited by applicable laws which may affect the remedies provided in the Lease, which laws, however, do not make the remedies provided in the Lease inadequate for the practical realization of the rights and benefits provided thereby;

              (v) there are no pending or threatened actions or proceedings before any court, governmental authority or administrative agency or arbitrator which would materially adversely affect the consolidated financial condition of the Lessee and its consolidated subsidiaries, taken as a whole, or the ability of the Lessee to perform its obligations under the Operative Documents to which it is a party;

             (vi) the Lessee and its subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed and have paid or caused to be paid all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by the Lessee or any of its subsidiaries, to the extent that such taxes have become due and payable; the Federal income tax liability, if any, of the Lessee has been determined by the Internal Revenue Service (or the statute of limitations has expired with respect to a redetermination of such liability) and (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) paid for all years prior to and including the fiscal year ended December 31, 1984; the Federal income tax returns of the Lessee for the fiscal years ended December 31, 1985 to December 31, 1990, inclusive, are subject to examination by the Internal Revenue Service;

            (vii) the audited consolidated balance sheet of the Lessee and its subsidiaries as of the end of each of its last three fiscal years, and the related consolidated statements of operations and cash flows for the three fiscal years then ended, fairly present the consolidated financial position of the Lessee and its consolidated subsidiaries as at the end of each such fiscal year and the consolidated results of their operations and cash flows for each such fiscal year in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted in such financial statements); since December 31, 1991, there has been no material adverse change in such consolidated financial position of the Lessee and its consolidated subsidiaries, taken as a whole;

           (viii) except for the registration of the Aircraft, pursuant to the Federal Aviation Act, and except for the filing for recording pursuant to said Act of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale and the FAA Bill of Sale, the Lease (with the Lease Supplement covering the Aircraft, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft attached), the Trust Agreement and the Trust Indenture (with such Lease Supplement and such Trust Agreement and Indenture Supplement attached), no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary or advisable in order to establish and perfect the Owner Trustee's interest in the Aircraft as against the Lessee and any third parties (other than the filing of a financing statement in respect thereof under Article 9 of the Uniform Commercial Code as in effect in the State of Texas), or to perfect the security interest in the Owner Trustee's interest in the Aircraft created under the Trust Indenture in favor of the Indenture Trustee (with respect to such portion of the Aircraft as is covered by the recording system established by the Federal Aviation Administration pursuant to Section 503(a) of the Federal Aviation Act) in any applicable jurisdiction in the United States;

             (ix) the Lessee is not an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended;

              (x) the Lessee is not in default in the performance of any term or condition of the Purchase Agreement which materially adversely impairs the transactions contemplated hereby;

             (xi) none of the proceeds from the issuance of the Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by the Lessee to purchase or carry any "margin stock" as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System; and

            (xii) the Lessee has not voluntarily subjected the Aircraft to any lease or mortgage, the existence of which has not been disclosed to the Lessor and the Original Loan Participant.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN, IN THE PURCHASE AGREEMENT ASSIGNMENT, OR IN THE LEASE TO THE CONTRARY,

EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN THE WARRANTY BILL OF SALE REFERRED TO IN SECTION 4(E)(x) ABOVE, THE LESSEE DOES NOT MAKE NOR SHALL THE LESSEE BE DEEMED TO HAVE MADE, AND THE LESSEE HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE WORKMANSHIP, DESIGN, PATENT INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT AS OF THE DELIVERY DATE. NOTHING CONTAINED IN THE PRECEDING SENTENCE SHALL BE INTERPRETED TO BE IN DEROGATION OF OR CONSTRUED TO LIMIT THE LESSEE'S INDEMNITY OBLIGATIONS HEREUNDER OR TO EXCUSE THE PERFORMANCE BY THE LESSEE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR THE BILLS OF SALE.

                 (b) General Indemnity. (1) Claims Defined. For the purposes of this Section 7(b), "Claims" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions or suits of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 7(b), shall include all reasonable costs, disbursements and expenses (including reasonable legal fees and expenses) of an Indemnitee in connection therewith or related thereto.

                 (2) Indemnitee Defined. For the purposes of this Section 7(b), "Indemnitee" means the Owner Trustee (in both its individual capacity and as Owner Trustee), the Owner Participant (and, so long as the Owner Participant is a direct or indirect subsidiary of American Telephone and Telegraph Company, AT&T Capital Corporation, American Telephone and Telegraph Company and each Affiliate thereof), any Loan Participant, the Indenture Trustee (in both its individual capacity and as Indenture Trustee), Credit (as defined in the Tax Indemnity Agreement) and their respective successors and permitted assigns, directors, officers, employees, agents and servants (the respective successors and permitted assigns, directors, officers, employees, agents and servants of
(a) the Owner Trustee, together with the Owner Trustee, (b) the Owner Participant (and, if applicable, AT&T Capital Corporation, American Telephone and Telegraph Company and each Affiliate thereof), together with the Owner Participant (and, if applicable, AT&T Capital Corporation, American Telephone and Telegraph Company and each Affiliate there-

of), (c) any Loan Participant, together with such Loan Participant, (d) the Indenture Trustee, together with the Indenture Trustee, and (e) Credit, together with Credit, being in each case referred to herein collectively as the "Related Indemnitee Group" for each such party).

                 (3) Claims Indemnified. Subject to the exclusions stated in subsection (4) below, whether or not any of the transactions contemplated hereby shall be consummated, the Lessee agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims in any way resulting from or arising out of (i) the Operative Documents, the Bills of Sale or any sublease under the Lease or the enforcement of any of the terms thereof, or any amendment, modification or waiver in respect thereof or any of the transactions contemplated hereby or thereby, (ii) the purchase, acceptance or rejection of the Aircraft, the Airframe, any Engine, engine or Part (or any portion thereof) hereunder, (iii) the manufacture, design, purchase, resale, acceptance, non-acceptance or rejection of the Aircraft, the Airframe, any Engine, engine or Part (or any portion thereof) hereunder or under the Lease,
(iv) the Aircraft, whether or not arising out of the ownership, delivery, non-delivery, lease, sublease, possession, use, non-use, substitution, airworthiness, state of airworthiness, control, maintenance, repair, operation, registration, condition, sale, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine, any engine installed on the Airframe or any Part (or portion thereof) (including, without limitation, latent or other defects, whether or not discoverable, strict tort liability, and any claim for patent, trademark or copyright infringement), (v) any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligations to be performed by the Lessee under any Operative Document or the Bills of Sale or the falsity of any representation or warranty of the Lessee in any of the Operative Documents or the Bills of Sale, other than covenants, conditions, agreements, obligations, representations and warranties in the Tax Indemnity Agreement, or (vi) the offer, sale or delivery of any Certificates or any interest in the Trust Estate. Without limitation of the foregoing, the Lessee agrees to pay the reasonable ongoing fees, and the reasonable ongoing out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and, to the extent payable as provided in the Trust Indenture, reasonable compensation and expenses of the Indenture Trustee's agents), of the Owner Trustee and the Indenture Trustee in connection with the transactions contemplated by the Operative Documents.

                 (4) Claims Excluded. The following are excluded from the Lessee's agreement to indemnify any Indemnitee under this Section 7(b):

              (i) Any Claim to the extent caused by acts or events occurring after the earlier of (x) the return of the Aircraft under the Lease (it being understood that the date of the placement of the Aircraft in storage as provided in Section 5(d) of the Lease constitutes the date of return of the Aircraft under the Lease), and (y) the expiration or earlier termination of the Lease under circumstances not requiring the return of the Aircraft unless and to the extent such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 15 of the Lease following the occurrence and continuance of an Event of Default thereunder;

             (ii) Any Claim to the extent attributable to a Tax or a Loss, whether or not Lessee is required to indemnify therefor under Section 7(c) of this Participation Agreement or the Tax Indemnity Agreement, provided that this Section 7(b)(4)(ii) shall not exclude the reasonable out-of-pocket costs, disbursements and expenses incurred with respect to Taxes for which the Lessee is required to indemnify under Section 7(c) of this Participation Agreement;

            (iii) Any Claim to the extent caused by the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnitee Group (other than any gross negligence or willful misconduct imputed as a matter of law to such Indemnitee solely by reason of its status as a party to any of the Operative Documents);

             (iv) Any Claim to the extent caused by the noncompliance by such Indemnitee or any of its Related Indemnitee Group with any of the terms of, or any misrepresentation by such Indemnitee or any of its Related Indemnitee Group contained in, this Participation Agreement or any other Operative Document to which such Indemnitee or any of its Related Indemnitee Group is a party or any agreement relating hereto or thereto (except if such representation or warranty was based on an inaccurate representation or warranty of the Lessee);

              (v) Any Claim that constitutes a Permitted Lien attributable to such Indemnitee;

             (vi) Any Claim to the extent caused by the offer, sale or disposition (voluntary or involuntary) by or on behalf of such Indemnitee of any Certificates or any interest in the Trust Estate or the Trust Agreement, or any similar security, other than a transfer by such Indemnitee of its interests in the Aircraft pursuant to Section 9, 10, 15 or 20 of the Lease;

            (vii) Any Claim to the extent caused by a failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder;

           (viii) Any Claim (other than to the extent any such Claim is brought against the Owner Participant or the Owner Trustee and the Related Indemnitee Group of such Indemnitee) to the extent caused by a failure on the part of the Indenture Trustee to distribute in accordance with the Trust Indenture any amounts received and distributable by it thereunder;

             (ix) Any Claim to the extent caused by the authorization or giving or withholding by such Indemnitee of any future amendments, supplements, waivers or consents with respect to any of this Participation Agreement and the other Operative Documents, other than such as have been requested by or consented to by the Lessee, or such that occur as a result of an Event of Default that shall have occurred and is continuing, or such as are required or contemplated by (and, if contemplated by, in compliance with) the provisions of the Operative Documents in order to give effect thereto;

              (x) Any Claim to the extent caused by an Indenture Default that does not also constitute an Event of Default under the Lease;

             (xi) Any Claim that would not have arisen but for the appointment of a successor or an additional Owner Trustee without the consent of the Lessee;

            (xii) Any Claim to the extent caused by the failure of a Person other than the Lessee to pay a cost, fee or expense payable by such Person in accordance with Section 9(a), 9(b), 9(c), 9(f), 9(g), 9(j), 16(b), 16(c), or 18(b) hereof, or Section 5(d), 5(f), 9, 10, 11 or 25 of the Lease;

           (xiii) Any Claim that is an ordinary and usual operating or overhead expense other than to the extent caused by (a) the occurrence of an Event of Default or an Event of Loss or (b) circumstances beyond the scope of routine portfolio administration (such routine portfolio administration to be deemed to include tax preparation and other normally occurring administrative tasks but shall not include any administrative obligations of the Lessee under the Operative Documents performed by any Indemnitee);

            (xiv) Any Claim to the extent that such Claim relates to amounts payable by the Owner Trustee to the Indenture Trustee in respect of the Break Amount, if any, payable with respect to the Certificates as a result of (x) any prepayment of the Certificates or purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture as a result of an Indenture Default that does not also constitute an Event of Default or (y) an Indenture Default that does not also constitute an Event of Default; and

             (xv) Any Claim made by American Telephone and Telegraph Company, AT&T Capital Corporation or any Affiliate of either thereof (other than the Owner Participant), to the extent that such Claim is based on losses suffered by or any decline in the net worth of the Owner Participant (but only to the extent that any such losses or decline in net worth are caused by events for which the Owner Participant is not indemnifiable by the Lessee under the Operative Documents).

A limitation on the Claims of one Indemnitee under this Section 7(b)(4) shall not provide a basis for limiting any Claim of any other Indemnitee.

                 (5) Insured Claims. In the case of any Claim indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by the Lessee pursuant to Section 11 of the Lease, each Indemnitee agrees to cooperate, at the Lessee's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

                 (6) Claims Procedure. An Indemnitee shall promptly notify the Lessee of any Claim as to which indemnification is sought provided that the failure to provide such prompt notice shall not release the Lessee from any of its obligations to indemnify hereunder. Any amount payable to any Indemnitee pursuant to this Section 7(b) shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims which are the subject of and basis for such indemnity and the computation of the amount so payable. Subject to clause (x) of the final sentence of this Section 7(b)(6) and to the rights of insurers under policies of insurance maintained pursuant to Section 11 of the Lease, so long as no Event of Default under Section 14(f), 14(g), 14(h) or 14(i) of the Lease shall have occurred and be continuing, the Lessee (at its sole cost and expense) shall have the right to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 7(b), and the Indemnitee shall cooperate, at the Lessee's expense, with all reasonable requests of the Lessee in connection therewith; provided, however, that so long as an Event of Default under Section 14(a) of the Lease has occurred and is continuing, such Indemnitee shall have the right, along with the concomitant right of the Lessee, to investigate, defend or compromise any such Claim. The Lessee will provide the Indemnitee with such information not within the control of such Indemnitee, as is in the Lessee's control or as reasonably available to the Lessee, which such Indemnitee may reasonably request and shall otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under this Section 7(b)(6). Where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to a Claim, and so long as the Lessee is entitled to control such defense, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indem-nified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided, however, that if (i) in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of any such separate counsel shall be borne by the Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions; provided that such party's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, significantly interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7(b). Notwithstanding anything to the contrary contained herein, (w) the Lessee shall not under any circumstances be liable for the fees and expenses of more than one counsel for each of (i) the Owner Participant and the Owner Trustee (and their respective successors and permitted assigns, agents and servants and other members of their respective Related Indemnitee Groups) and (ii) the Loan Participants and the Indenture Trustee (and their respective successors and permitted assigns, agents and servants) except in the case specified in the proviso to the fourth sentence of this paragraph (6) and (x) the Lessee shall not be entitled to defend or compromise any Claim if such proceedings will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) or the Airframe, any Engine or any part of any thereof, or the Indenture Estate or the Trust Estate or any part of any thereof, unless the Lessee shall have provided security for Lessee's obligations under this Section 7(b) with respect to such Claim reasonably satisfactory to the relevant Indemnitees in respect to such risk.

                 (7) Subrogation. To the extent that a Claim indemnified by the Lessee under this Section 7(b) is in fact paid in full by the Lessee and/or an insurer under a policy of insurance maintained by the Lessee pursuant to
Section 11 of the Lease, the Lessee and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid (other than rights of such Indemnitee under insurance policies maintained at its own expense) with respect to the transaction or event giving rise to such Claim, except that the Lessee shall not be subrogated to any rights or remedies that the Owner Trustee may have against the Owner Participant under Section 7.01 of the Trust Agreement or that the Indenture Trustee may have against the Owner Trustee under Section 7.01 of the Trust Indenture. So long as no Event of Default (or event that with lapse of time would constitute an Event of Default under Section 14(a), 14(g), 14(h) or 14(i) of the Lease) shall have occurred and be continuing, should an Indemnitee receive any refund, in whole or in part, with respect to any Claim paid by the Lessee hereunder, it shall promptly pay the amount refunded (but not an amount in excess of the amount the Lessee or any of its insurers has paid in respect of such Claim) over to the Lessee. Moreover, if, by reason of any Claim that the Lessee has paid or indemnified against pursuant to this Section 7(b), an Indemnitee realizes an actual reduction in any Taxes that was not previously taken into account in computing a payment by the Lessee pursuant to this Section 7(b), then such Indemnitee shall promptly pay to the Lessee an amount equal to the actual net reduction in Taxes realized by such Indemnitee attributable thereto plus the actual reduction in Taxes realized by such Indemnitee as a result of any payment to the Lessee pursuant to this sentence. Each Indemnitee shall in good faith use reasonable diligence in filing its tax returns and in dealing with taxing authorities to seek and claim any tax benefits that would result in such net reductions in Taxes.

                 (8)  No Guaranty; Increased Costs.  Nothing set forth in this
Section 7(b) shall constitute a guarantee by the Lessee that the Aircraft shall have any particular useful life or residual value or a guarantee to the Indenture Trustee or the Loan Participants that the Certificates will be paid. Each of the Loan Participants agrees that the provisions of Section 2.18 of the Trust Indenture constitute its sole remedy for the reimbursement of Increased Costs described therein and that nothing in this Section 7(b) shall constitute an indemnity for any Increased Cost or any cost or loss in the nature of an Increased Cost.

                 (c) General Tax Indemnity. (1) Indemnity. Except as provided in Section 7(c)(2) hereof, the Lessee shall pay or indemnify and hold harmless on an After-Tax Basis each Tax Indemnitee from and against any and all fees (including without limitation license, documentation and registration fees) and all taxes, whether now existing or hereafter adopted (including, without limitation, income, gross receipts, sales, use, value-added, property (tangible and intangible), excise and stamp taxes), levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon or other additions thereto (hereinafter collectively called "Taxes" and individually called a "Tax") imposed against or payable by any Tax Indemnitee (including amounts so payable by any such Tax Indemnitee solely as withholding agent), the Lessee, any sublessee, sub-sublessee or other user of the Aircraft, any Engine, or any Part, or any Affiliate of any such user, or imposed against the Aircraft, any Engine or any Part, by any Federal, state or local government or other taxing authority in the United States or by any foreign government or by any territory or possession of the United States or by any international authority or by any political subdivision or taxing authority of any of the foregoing (hereinafter, a "Taxing Authority") in connection with or relating to (a) the construction, mortgaging, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, location, ownership, control, insurance, registration, reregistration, deregistration, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, return, abandonment, replacement, preparation, installation, storage, redelivery, manufacture, leasing, subleasing, modification, rebuilding, importation, transfer of title, transfer of registration, exportation or other application or disposition of, the Aircraft, any Engine or any Part or any interest in any thereof, (b) payments of Rent or the receipts, income or earnings arising therefrom or received with respect to the Aircraft, any Engine or any Part or any interest in any thereof or payable pursuant to the Lease, (c) any amount paid or payable pursuant to any Operative Document, (d) the Aircraft, any Engine or any Part or any interest in any thereof or the applicability of the Lease to the Aircraft, any Engine or any Part or any interest in any thereof,
(e) any or all of the Operative Documents, any or all of the Certificates or any interest in any or all thereof, or the offering, registration, reregistration, issuance, acquisition, assumption, modification, reissuance, refinancing or refunding of any or all thereof, and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto, (f) the payment of the principal of, or interest or premium on, or other amounts payable with respect to, any or all of the Certificates, whether as originally issued or pursuant to any refinancing, refunding, assumption, modification or reissuance, or any other obligation evidencing any loan in replacement of the loan evidenced by any or all of the Certificates, (g) any change in the Owner Trustee or the situs of the Trust Estate made pursuant to Section 9(d) hereof, (h) the property, or the income, earnings, receipts or other proceeds received with respect to the property, held by the Indenture Trustee under the Trust Indenture or (i) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents.

                 (2) Exclusions. The provisions of Section 7(c)(1) hereof shall not apply to:

              (i) Taxes (other than Taxes in the nature of property, sales, use or rental Taxes) imposed on the Owner Participant by the United States Federal government that are on, based on or measured by gross or net income or gross or net receipts of the Owner Participant or any related Tax Indemnitee (including any minimum Taxes and any Taxes on or measured by any items of tax preference) or that are franchise Taxes, Taxes on doing business or Taxes on, based on or measured by capital or net worth of the Owner Participant or any related Tax Indemnitee;

             (ii) Taxes (other than Taxes in the nature of property, sales, use or rental Taxes) imposed on the Owner Participant by any state or local taxing jurisdiction in the United States ("State or Local Taxing Authority") that are on, based on or measured by net or gross income or net or gross receipts of the Owner Participant or any related Tax Indemnitee (including any minimum Taxes and any Taxes on or measured by any items of tax preference) or that are franchise Taxes, Taxes on doing business or Taxes on, based on or measured by capital or net worth of the Owner Participant or any related Tax Indemnitee, provided that there shall not be excluded under this clause (ii) any Taxes on, based on or measured by gross income or gross receipts imposed by any State or Local Taxing Authority to the extent such Taxes would have been imposed had the operation or presence of the Air-craft, any Engine, any Part or the Lessee in, or the Lessee's making payments under the Lease from, the jurisdiction imposing such Taxes been the sole connection between the Owner Participant (and any such related Tax Indemnitee) and such jurisdiction;

            (iii) Taxes (other than Taxes in the nature of property, sales, use or rental Taxes) imposed on the Owner Participant by any taxing jurisdiction other than the United States Federal government and other than any State or Local Taxing Authority ("Foreign Taxing Authority") that are on, based on or measured by net or gross income or net or gross receipts of the Owner Participant or any related Tax Indemnitee (including any minimum Taxes, withholding Taxes and any Taxes on or measured by any items of tax preference) or that are franchise Taxes, Taxes on doing business or Taxes on, based on or measured by capital or net worth of the Owner Participant or any related Tax Indemnitee; provided that there shall not be excluded under this subparagraph
         (iii) any Taxes imposed by any Foreign Taxing Authority if, and to the extent, such Taxes would have been imposed had the only connections between the Owner Participant (and any such related Tax Indemnitee) and such jurisdiction been (w) the operation or presence in such jurisdiction of the Aircraft, any Engine or any Part, (x) the operation or presence in such jurisdiction of any other items of transportation equipment usable in international commerce owned by the Owner Participant and leased to unrelated lessees in long term net leases, (y) the presence of the Lessee in, or the Lessee's making payments under the Lease from, such jurisdiction or (z) any combination of the preceding clauses (w), (x) and (y);

             (iv) Taxes imposed on a Tax Indemnitee on or with respect to any transfer (other than any transfer that occurs (a) as a result of an Event of Default that has occurred and is continuing, (b) as a result of the substitution, replacement, modification, pooling or improvement of the Aircraft or any part thereof or interest therein, any Engine or any Part (c) pursuant to Section 8, 9, 10, or 20 of the Lease or (d) as a result of the pledge by the Owner Trustee of the Indenture Estate pursuant to the Indenture) (x) by a Tax Indemnitee of any interest in the Aircraft, any Engine, any Part or any Certificate or any interest arising under the Operative Documents or (y) of any interest in a Tax Indemnitee;

              (v) Taxes imposed on a Tax Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed and indemnified against had there not been a transfer (other than any transfer that occurs as a result of an Event of Default that has occurred and is continuing or the pledge by the Owner Trustee of the Indenture Estate pursuant to the Indenture) (x) by a Tax Indemnitee of any interest in the Aircraft, any Engine, any Part or any Certificate or any interest arising under the Operative Documents or (y) of any interest in a Tax Indemnitee;

             (vi) Taxes imposed on the Owner Trustee or the Indenture Trustee that are on, based on or measured by any trustee fees for services rendered by the Owner Trustee in its capacity as trustee under the Trust Agreement, or by the Indenture Trustee in its capacity as trustee under the Trust Indenture, as the case may be;

            (vii) Taxes for so long as such Taxes are being contested in accordance with the provisions of Section 7(c)(4) hereof;

           (viii) Taxes attributable to the Aircraft or any Engine that are imposed with respect to any period after the earlier of (x) the return of the Aircraft (or such Engine) under the Lease (it being understood that the date of the placement of the Aircraft in storage as provided in Section 5(d) of the Lease constitutes the date of return of the Aircraft and Engines under the Lease) and (y) the expiration or earlier termination of the Lease under circumstances not requiring the return of the Aircraft; provided that the exclusion set forth in this subparagraph (viii) shall not apply to Taxes to the extent such Taxes relate to events or conditions occurring or matters arising prior to or simultaneously with such time;

             (ix) Taxes that would not have been imposed but for (A) in the case of Taxes imposed on or with respect to the Owner Trustee, the Trust Estate, the Owner Participant or any related Tax Indemnitee with respect to any of the foregoing, the existence of any Lessor's Liens,
         (B) in the case of Taxes imposed on or with respect to any Tax Indemnitee (other than Wilmington Trust Company or NationsBank of Georgia, National Association, their respective successors and assigns (including, without limitation, each and any Person who is at any time a replacement Owner Trustee or Indenture Trustee), their respective officers, directors, servants and agents and their respective Affiliates), any act or omission of such Tax Indemnitee or any Tax Indemnitee related to such Tax Indemnitee that is in violation of any of the terms of the Operative Documents, (C) in the case of Taxes imposed on or with respect to any Tax Indemnitee, any act or omission of such Tax Indemnitee or any Tax Indemnitee related to such Tax Indemnitee that constitutes gross negligence or willful misconduct, or the inaccuracy of any representation, warranty or covenant by such Tax Indemnitee or such related Tax Indemnitee, but only if, in any such case described in the immediately preceding clause (B) or (C), such act, omission or inaccuracy is not a result in whole or in part of (I) any act or omission of the Lessee or any sublessee or Person (other than a Tax Indemnitee) that is a user of the Aircraft or any Engine or any Affiliate of any thereof or (II) the breach or inaccuracy of any representation, warranty or covenant of the Lessee or any Affiliate, or (D) in the case of Taxes imposed on or with respect to the Indenture Trustee, the Indenture Estate, any Loan Participant or any related Tax Indemnitee with respect to any of the foregoing, the existence of any Loan Participant Lien;

              (x) Taxes imposed on any Tax Indemnitee to the extent such Taxes are increased (A) as a result of a change in the situs of the Trust Estate (other than a change at the Lessee's request or a change that is consented to by the Lessee in writing, which consent shall not unreasonably be withheld and the request for which shall have specified this subparagraph (x)) or (B) as a result of the unreasonable failure of the Owner Participant to comply or the gross negligence of the Owner Trustee in complying with the Lessee's request pursuant to Section 9(d) hereof to move the situs of the Trust Estate to another jurisdiction;

             (xi) Taxes imposed on a Tax Indemnitee that would not have been imposed upon such Tax Indemnitee but for any failure of such Tax Indemnitee or any related Tax Indemnitee to comply with (x) certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the jurisdiction imposing such Taxes, if such Tax Indemnitee's or any related Tax Indemnitee's compliance is reasonably within its control, can be accomplished without material unindemnified cost or risk and is required by statute or by regulation of the jurisdiction imposing such Taxes as a precondition to relief or exemption from such Taxes and the Tax Indemnitee or such related Tax Indemnitee was eligible for such relief or exemption or (y) any other certification, information, documentation, reporting or other similar requirements under the Tax laws or regulations of the jurisdiction imposing such Taxes that would establish entitlement to otherwise applicable relief or exemption from such Taxes for which such Tax Indemnitee is eligible and that are reasonably within such Tax Indemnitee's ability to provide in a timely fashion and can be accomplished without material unindemnified cost or risk, provided that the exclusion set forth in this subparagraph (xi) shall not apply if such failure to comply was due to a failure of the Lessee (A) timely to notify such Tax Indemnitee of such requirement or (B) to provide reasonable assistance in complying with such requirement or, in the case of the Owner Participant, if such failure was the result of the Owner Trustee's negligence or the Owner Trustee's actions or failure to act in accordance with instructions of the Owner Participant;

            (xii) Taxes imposed on any Tax Indemnitee in the nature of any intangible or similar tax upon or with respect to the value of the interest of the Owner Participant in the Trust Estate imposed by any government or taxing authority in which the Owner Participant is subject to tax without regard to the ownership or lease of the Aircraft;

           (xiii) Taxes that would not have been imposed but for an amendment to any Operative Documents not consented to by the Lessee in writing (other than any amendment that occurs after an Event of Default has occurred and while it is continuing);

            (xiv) Taxes imposed on the Owner Participant, the Owner Trustee or the Trust Estate by the United States or by any state or local government or taxing authority in the United States (including any territory or possession thereof) by reason of the trust described in the Trust Agreement being taxed in the same manner as a corporation;

             (xv) Taxes imposed on any Loan Participant that are on, based on or measured by gross or net income or gross or net receipts of such Loan Participant or any related Tax Indemnitee (including any minimum Taxes and any Taxes on or measured by any items of tax preference) or that are franchise Taxes, Taxes on doing business or Taxes on, based on or measured by capital or net worth of such Loan Participant or any related Tax Indemnitee by (x) the Federal government of the United States or (y) any state or local government or taxing authority in the United States or any foreign government or any territory or possession of the United States or any international authority or any political subdivision or taxing authority of any of the foregoing except to the extent that such Taxes would have been due had the use or operation of the Aircraft in the jurisdiction imposing such Taxes been the sole connection between the jurisdiction imposing such Taxes and such Loan Participant (for the avoidance of doubt, nothing in this subparagraph
         (xv) shall affect the obligation of the Lessee to indemnify on an After-Tax Basis), provided that there shall not be excluded under clause (x) or (y) of this subparagraph (xv) Taxes to the extent imposed by reason of such Loan Participant being treated as having a taxable exchange as a result of the assumption by the Lessee of the rights and obligations of the Owner Trustee under the Indenture and the Certificates pursuant to Section 2.16 of the Indenture; and

            (xvi) Taxes imposed on any Loan Participant in the nature of any intangible or similar tax upon or with respect to the value of the interest of such Loan Participant in any Certificate or the loan evidenced thereby.

                 (3) Tax Benefit Payback. If, by reason of the payment or accrual of any Taxes indemnified hereunder, a Tax Indemnitee realizes an actual reduction in any Taxes, which reduction in Taxes was not taken into account in calculating any indemnity payments made by the Lessee hereunder, then such Tax Indemnitee shall promptly pay to the Lessee an amount equal to such actual reduction in Taxes, if any, plus the actual reduction in Taxes realized by such Tax Indemnitee or any related Tax Indemnitee as the result of any payment made by such Tax Indemnitee pursuant to this sentence. Each Tax Indemnitee shall in good faith use diligence in filing its tax returns and in dealing with Taxing Authorities to seek and claim any tax benefit that would result in any such reduction in Taxes or any refund of any Taxes payable or indemnifiable by the Lessee hereunder. Any Taxes that are imposed on any Tax Indemnitee as a result of the disallowance or reduction of any reduction in Taxes referred to in the second preceding sentence as to which (and to the extent) such Tax Indemnitee has made any payment to the Lessee required hereby shall be treated as a Tax for which the Lessee is obligated to indemnify such Tax Indemnitee pursuant to the provisions of this Section 7(c) without regard to the exclusions set forth in Section 7(c)(2). For the purposes of this Section 7(c)(3), items of foreign Tax of any Tax Indemnitee (other than a Loan Participant) shall be deemed to be utilized by such Tax Indemnitee as credits or deductions in any taxable year in accordance with the following:

              (i) First, all available foreign Taxes other than those arising out of leveraged lease transactions; and

             (ii) Second, foreign Taxes arising from leveraged lease transactions for which such Tax Indemnitee was not indemnified or held harmless by anyone; and

            (iii) Third, all available foreign Taxes for which such Tax Indemnitee was indemnified or held harmless by the Lessee and all other available foreign Taxes indemnified under any other leveraged lease transactions (other than those arising from any transaction in which there is an express agreement that such Taxes shall be utilized last), on a pari passu basis; and

             (iv) Fourth, any remaining foreign Taxes arising from any transaction in which there is an express agreement that such Taxes shall be utilized after such Taxes described above.

Notwithstanding anything in this Section 7(c)(3) to the contrary, but without limitation of Section 7(c)(10), in the case of each Tax Indemnitee that is a Loan Participant all determinations as to any tax credits, offsets, deductions or other tax benefits resulting from the payment or accrual of Taxes indemnified hereunder shall be made by such Loan Participant in its sole control.

                 (4) Contests. If a written claim shall be made against any Tax Indemnitee for any Tax for which the Lessee is obligated pursuant to this
Section 7(c), such Tax Indemnitee shall notify the Lessee in writing promptly of such claim, provided that the Lessee shall not be relieved of its obligations hereunder by reason of a failure by the Tax Indemnitee to give such notice unless such failure materially interferes with or prevents the Lessee from exercising its contest rights hereunder. If the Lessee shall so request in writing within 30 days after receipt of such notice, such Tax Indemnitee shall in good faith at the Lessee's expense contest the imposition of such Tax (including taking an appeal of any adverse judicial decision) by (a) resisting payment of such Tax, (b) paying such Tax under protest or (c) paying such Tax and seeking a refund or other repayment thereof, provided that, at such Tax Indemnitee's option, such contest shall be conducted by the Lessee in the name of such Tax Indemnitee or, if permitted by law, in the name of the Lessee, and that in no event shall such Tax Indemnitee be required to contest, or the Lessee permitted to contest in the name of such Tax Indemnitee or the Lessee, the imposition of any Tax for which the Lessee is obligated pursuant to this
Section 7(c) unless (v) the Lessee shall have delivered a written opinion of its internal counsel or outside counsel to the effect that there is a reasonable basis (consistent with Formal Opinion 85-352 of the American Bar Association) for contesting such claim, (w) if an Event of Default shall have occurred or be continuing, the Lessee shall have provided security for its obligations hereunder reasonably satisfactory to the Tax Indemnitee, (x) the Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable out-of-pocket costs and expenses that such Tax Indemnitee may incur in connection with contesting such claim (including, without limitation, all reasonable legal and accounting fees and disbursements), (y) the action to be taken will not result in any material danger of sale, forfeiture or loss of the Aircraft, Airframe, any Engine or any material Part or any interest in any thereof and (z) if such contest shall be conducted in a manner requiring the payment of the claim, the Lessee shall pay such claim or shall advance to the Tax Indemnitee on an interest-free basis and with no additional net after-tax cost to the Tax Indemnitee sufficient funds to pay the claim. Except as otherwise provided herein, the contest shall be conducted in the manner determined by the Lessee unless it involves issues with respect to which the Lessee would not be required to indemnify such Tax Indemnitee hereunder which can not be severed by reasonable efforts of such Tax Indemnitee from all issues with respect to which the Lessee would be liable hereunder. If the contest involves issues with respect to which the Lessee would not be required to indemnify such Tax Indemnitee hereunder that can not be severed by reasonable efforts of such Tax Indemnitee from all issues with respect to which the Lessee would be liable hereunder, such Tax Indemnitee may in its sole discretion select the forum for such contest and determine the manner in which such contest shall be conducted, provided that such Tax Indemnitee shall afford the Lessee and its counsel a reasonable opportunity to discuss with such Tax Indemnitee the Lessee's interests with respect to such contest. No contest of any issue with respect to which the Lessee would be required to indemnify hereunder shall be settled without the prior written consent of the Lessee unless the Tax Indemnitee waives (by written notice to the Lessee) the payment by the Lessee of any amount that might otherwise be payable by the Lessee under this Section 7(c) in respect of such issue and any related issue the contest of which is effectively foreclosed by the settlement of such issue, including any payment arising from such issue in subsequent years or which arises by reason of the fact that such issue is of a continuing nature, and promptly pays to the Lessee any amount previously paid or advanced by the Lessee with respect to such issue or the contest of such issue, provided that if there has been an adverse judicial decision with respect to such issue or related issue the Tax Indemnitee, in determining whether it will terminate the contest of such issue, shall afford the Lessee and its counsel a reasonable opportunity to discuss with such Tax Indemnitee the Lessee's interests with respect to such contest. If any Tax Indemnitee shall obtain a refund of all or any part of any Tax paid by the

Lessee or with funds provided by the Lessee, such Tax Indemnitee shall pay the Lessee, net of any payments theretofore due to such Tax Indemnitee pursuant to this Section 7(c) but unpaid and any other payments theretofore due to such Tax Indemnitee under any of the Operative Documents but unpaid, an amount equal to the amount of such refund, including interest received attributable thereto, reduced by any Taxes incurred by such Tax Indemnitee or a related Tax Indemnitee by reason of the receipt or accrual of such refund and interest, and increased by any tax benefit realized by such Tax Indemnitee or a related Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence.

                 (5) Reports. If any report, return or statement is required to be filed with respect to any Tax that is a property tax (or a tax in the nature of a property tax) subject to indemnification under this Section 7(c), the Lessee shall timely file the same (except for any such report, return or statement which the Tax Indemnitee has notified the Lessee that the Tax Indemnitee intends to file, provided that such Tax Indemnitee shall have furnished the Lessee, at the Lessee's request and expense, with such information, not within the control of the Lessee, as is in such Tax Indemnitee's control and is reasonably available to such Tax Indemnitee and reasonably necessary to file such returns. The Lessee shall either file such report, return or statement so as to show the ownership of the Aircraft in the Owner Trustee and send a copy of such report, return or statement to the Tax Indemnitee, and the Owner Trustee if the Tax Indemnitee is not the Owner Trustee, or, where the Lessee is not permitted to so file, shall notify the Tax Indemnitee of such requirement and prepare and deliver such report, return or statement to the Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed. The Lessee shall also furnish promptly upon written request such data in its possession or otherwise reasonably available to it as any Tax Indemnitee may reasonably request to enable such Tax Indemnitee to comply with the requirements of any Taxing Authority. The Lessee shall hold each Tax Indemnitee harmless from and against the penalties, additions to tax and fines arising from any insufficiency or inaccuracy in any such report, return or statement or fairly attributable to the inaccuracy of any data supplied to any Tax Indemnitee by the Lessee, without regard to whether such penalties, additions to tax and fines are otherwise indemnifiable under this Section 7(c). If any report, return or statement is required to be filed with respect to any Tax (other than a property tax or a tax in the nature of a property tax) subject to indemnification under this Section 7(c), the Lessee will promptly notify the appropriate Tax Indemnitee upon the Lessee's obtaining actual knowledge of such requirement. If the Lessee receives written notice from a Taxing Authority of a Tax that is imposed upon a Tax Indemnitee but not indemnified against by the Lessee hereunder, the Lessee will forward a copy of such notice to such Tax Indemnitee.

                 (6) Payment. The Lessee shall pay any Tax for which it is liable pursuant to this Section 7(c), directly to the appropriate taxing authority or upon demand of a Tax Indemnitee to such Tax Indemnitee, within 30 Business Days of a written demand, but in no event prior to the date such Tax is due (including all extensions), or, in the case of Taxes which are being contested, the time such contest is finally resolved. Any such demand shall specify in reasonable detail the calculation to the payment and the facts upon which the right to payment is based. Each Tax Indemnitee shall promptly forward to the Lessee any notice, bill or advice received by it concerning any Tax which the Lessee may be required to indemnify against hereunder. Upon the written request of an appropriate Tax Indemnitee, the Lessee shall furnish such Tax Indemnitee the original or a certified copy of a receipt (if any is available to the Lessee) for the Lessee's payment of any Tax that is subject to indemnification pursuant to this Section 7(c), or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee (and available to the Lessee).

                 (7) Application of Payments During Existence of Event of Default. Any amount payable to the Lessee pursuant to the terms of this
Section 7(c) shall not be paid to the Lessee if at the time such payment would otherwise be made an Event of Default or event that with lapse of time would constitute an Event of Default under Section 14(a), 14(g), 14(h) or 14(i) of the Lease shall have occurred and be continuing but shall be held by the Tax Indemnitee as security for the obligations of the Lessee under the Operative Documents and, if the Lessor declares the Lease to be in default pursuant to
Section 15 thereof (or the Lease is deemed to be declared in default), applied against the Lessee's obligations under the Operative Docu-ments as and when due, provided that no such amount shall be held as security for more than 180 days unless the Lessor or the Indenture Trustee shall be precluded by law or court order from exercising remedies under Section 15 of the Lease. At such time as there shall not be continuing any such Event of Default or other event or such 180-day period shall have elapsed, such amount shall be paid to the Lessee to the extent not previously applied in accordance with the preceding sentence.

                 (8) Forms, Etc. Each Tax Indemnitee agrees to furnish from time to time to the Lessee or to such other person as the Lessee may designate, at the Lessee's request in writing and expense, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority which the Lessee may be required to indemnify against hereunder, if (x) such reduction or exemption is available to such Tax Indemnitee and (y) the Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

                 (9) Non-Parties. If a Tax Indemnitee is not a party to this Agreement, the Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to the Lessee, to the terms of this Section 7(c) prior to making any payment to such Tax Indemnitee under this Section 7(c).

                 (10) Verification. At the Lessee's request, the amount of any indemnity payment by the Lessee pursuant to this Section 7 or any payment by a Tax Indemnitee to the Lessee pursuant to this Section 7 shall be verified and certified by either the independent public accounting firm that audits the financial statements of such Tax Indemnitee (provided that such firm shall have its headquarters in the United States) or another independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to the Lessee, provided that, in the case of any Loan Participant, the amount of any payment by such Loan Participant to the Lessee pursuant to this Section 7 shall be verified and certified by the independent public accounting firm that audits the financial statements of such Loan Participant. The fee of such independent public accounting firm shall be paid by the Lessee unless such verification shall disclose an error in such Tax Indemnitee's favor exceeding 10% of the amount of such payment determined by the Tax Indemnitee, in which case such fee shall be paid by such Tax Indemnitee. The Lessee will have no right to examine the tax returns of the Tax Indemnitee in connection with the verification procedure described in this Section 7(c)(10); each Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information provided to such firm by such Tax Indemnitee shall be for its confidential use.

                 (11) Definition. For purposes of this Section 7(c), "Tax Indemnitee" shall mean the Owner Participant, the Owner Trustee, in its individual capacity and as trustee, the Trust Estate, each Loan Participant, the Indenture Trustee, in its individual capacity and as trustee, and the Indenture Estate, and any reference to a Tax Indemnitee, the Owner Participant, the Owner Trustee, the Trust Estate, any Loan Participant, the Indenture Trustee or the Indenture Estate shall include its respective successors, permitted assigns, officers, directors, agents, servants and Affiliates and shall also include any member of the Affiliated Group of which such Tax Indemnitee, the Owner Participant, the Owner Trustee, the Trust Estate, such Loan Participant, the Indenture Trustee, or the Indenture Estate, as the case may be, is a member.

                 (12) Subrogation. Upon payment of any Tax by the Lessee pursuant to this Section 7(c) to or on behalf of a Tax Indemnitee, the Lessee, without any further action, shall be subrogated (unless a court of competent jurisdiction shall have entered a final judgment ordering the return of such payment to the Lessee) to any claims that such Tax Indemnitee may have relating thereto other than claims in respect of insurance policies maintained by such Tax Indemnitee at its own expense. Such Tax Indemnitee shall give such further reasonable assurances or agreements and cooperate with the Lessee to permit the Lessee to pursue such claims; provided that the Lessee shall reimburse such Tax Indemnitee for all reasonable out-of-pocket costs associated with such assurances, agreements or cooperation.

                 (d) Survival. The representations, warranties, indemnities and agreements of the Lessee provided for in this Section 7 and the Lessee's obligations under any and all thereof, and the obligations of any Indemnitee or Tax Indemnitee under this Section 7, shall survive the Owner Participant's and the Original Loan Participant's making of their respective Commitments, the delivery of the Aircraft and the expiration or other termination of the Operative Documents.

                 (e)  Payments; Interest.  Any payments made pursuant to this
Section 7 directly to an Indemnitee or a Tax Indemnitee or to the Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by certified check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in
Section 15(c) of this Agreement (or, in the case of an Indemnitee or Tax Indemnitee that is not a party to this Agreement, to such address as shall have been furnished by it in writing to the Lessee). To the extent permitted by applicable law, interest at the Overdue Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 7 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                 (f) Effect of Other Indemnities. The Lessee's obligations under the indemnities provided for in this Agreement shall be those of a primary obligor whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of this Agreement, the Lease, the Trust Indenture, the Trust Agreement or any other document or instrument, and the Person seeking indemnification from the Lessee pursuant to any provisions of this Agreement may proceed directly against the Lessee without first seeking to enforce any other right of indemnification.

                 Section 8. Representations and Warranties. (a) The Owner Participant represents and warrants that neither it nor any Person authorized by it to act on its behalf has directly or indirectly offered any Certificates or any interest in and to the Trust Estate, the Trust Agreement, or any similar security for sale, or solicited any offer to acquire any of the same other than in a manner required or permitted by the Securities Act of

1933, as amended, and by the rules and regulations thereunder. The Owner Participant represents and warrants that its interest in and to the Trust Estate and the Trust Agreement is being acquired for its own account and it is being purchased for investment and not with a view to any resale or distribution thereof; provided, however, that such representation shall in no way limit the Owner Participant's right to transfer such interest pursuant to, and in accordance with all the terms and conditions of, Section 16(c) hereof.

                 (b) The Lessee represents that neither it nor any Person authorized to act on its behalf has (i) directly or indirectly offered any interest in or to the Trust Estate or the Trust Agreement to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and not more than 35 other institutional investors, (ii) directly or indirectly offered the Certificates for sale to, or solicited any offer to acquire any of the same from, anyone other than the Original Loan Participant and not more than 35 other institutional investors or (iii) offered any interest in the Trust Estate or any Certificate in a manner that would violate the Securities Act of 1933, as amended, the regulations thereunder or judicial or administrative interpretations thereof having the force of law.

                 (c) The Owner Trustee represents and warrants, both in its individual capacity and as trustee, that it has not directly or indirectly offered any Certificates or any interest in or to the Trust Estate, the Trust Agreement, or any similar security, for sale to, or solicited any offer to acquire any of the same from, anyone.

                 (d) The Indenture Trustee, in its individual capacity (except with respect to enforceability as set forth in clause (iii) below) and as trustee, represents and warrants that:

              (i) it is a national banking association duly organized and validly existing and holding a valid certificate to do business as a national banking association with trust powers under the laws of the United States in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and the rules and regulations of the

         Federal Aviation Administration thereunder without the use of any voting trust agreement or similar arrangement, and will resign as Indenture Trustee promptly after an officer in its corporate trust department obtains actual knowledge that it has ceased to be such a citizen, and has the full corporate power, authority and legal right under the laws of the State of Georgia and the laws of the United States pertaining to its banking, trust and fiduciary powers to execute, deliver and carry out the terms of each of the Operative Documents to which it is a party;

             (ii) the execution, delivery and performance by the Indenture Trustee of each of the Operative Documents to which the Indenture Trustee is a party have been duly authorized by the Indenture Trustee and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement or instrument to which it is a party or by which it is bound or by which its properties may be bound or affected; and

            (iii) each Operative Document to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

                 (e) The Owner Trustee, in its individual capacity (except with respect to clauses (iii) and (v) below) and as Owner Trustee, represents and warrants that:

              (i) the Owner Trustee, in its individual capacity, is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations hereunder and under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant) has full power and authority, as Owner Trustee and/or, to the extent expressly provided herein or therein, in its individual capacity, to enter into and perform its obligations under each of the Operative Documents to which it is a party;

             (ii) the Owner Trustee in its trust capacity and, to the extent expressly provided therein, in its individual capacity, has duly authorized, executed and delivered the Trust Agreement and (assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant) each of the other Operative Documents to which it is a party and the Certificates to be delivered on the Delivery Date for the Aircraft; and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, in its individual capacity, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

            (iii) assuming the due authorization, execution and delivery of the Trust Agreement by the Owner Participant, each of the Operative Documents (other than the Trust Agreement) to which it is a party constitutes, or when entered into will constitute, a legal, valid and binding obligation of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, enforceable against it in its individual capacity or as Owner Trustee, as the case may be, in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity;

             (iv) neither the execution and delivery by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Operative Documents to which it is or will be a party or the Certificates to be delivered on the Delivery Date for the Aircraft, nor the consummation by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or thereby, nor the compliance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, with any of the terms and provisions hereof and thereof, (A) requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it, or (B) violates or will violate its certificate of incorporation or by-laws, or contravenes or will contravene any provision of, or constitutes or will constitute a default under, or results or will result in any breach of, or results or will result in the creation of any Lien (other than as permitted under the Lease) upon its property under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes or will contravene any law, governmental rule or regulation of the United States of America or the State of Delaware governing the banking or trust powers of the Owner Trustee, or any judgment or order applicable to or binding on it;

              (v) there are no Taxes payable by the Owner Trustee, either in its individual capacity or as Owner Trustee, imposed by the State of Delaware or any political subdivision thereof in connection with the execution and delivery by the Owner Trustee in its individual capacity of the Trust Agreement, and, in its individual capacity or as Owner Trustee, as the case may be, of this Agreement, the other Operative Documents to which it is a party or the Certificates; and there are no Taxes payable by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition of its interest in the Aircraft (other than franchise or other taxes based on or measured by any fees or compensation received by the Owner Trustee for services rendered in connection with the transactions contemplated hereby);

             (vi) there are no pending or threatened actions or proceedings against the Owner Trustee, either in its individual capacity or as Owner Trustee, before any court or administrative agency which, if determined adversely to it, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to perform its obligations under the Trust

         Agreement, the other Operative Documents to which it is a party or the Certificates;

            (vii) both its chief executive office, and the place where its records concerning the Aircraft and all its interest in, to and under all documents relating to the Trust Estate, are located at Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (AA 1992 AF-3), and the Owner Trustee, in its individual capacity, agrees to give the Owner Participant, the Indenture Trustee and the Lessee at least 30 days' prior written notice of any relocation of said chief executive office or said place from its present location;

           (viii) no consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any State of Delaware or local governmental authority or agency or any United States federal governmental authority or agency regulating the banking or trust powers of the Owner Trustee, in its individual capacity, is required for the execution and delivery of, or the carrying out by, the Owner Trustee in its individual capacity or as Owner Trustee, as the case may be, of any of the transactions contemplated hereby or by the Trust Agreement or of any of the transactions contemplated by any other of the Operative Documents to which the Owner Trustee is or will be a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

             (ix) on the Delivery Date, each of the Trust Estate and the Indenture Estate shall be free of any Lessor's Liens attributable to the Owner Trustee in its individual capacity;

              (x) all funds received by the Owner Trustee from the Owner Participant pursuant to the Trust Agreement will be administered by it in accordance with Article IV of the Trust Agreement; and

             (xi) it is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement or a voting powers agreement).





                                       52

                                      AF-3
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              (f)  The Owner Participant represents and warrants that:

              (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its present business and operations, to own or lease its properties and to enter into and perform its obligations under this Agreement, the Tax Indemnity Agreement and the Trust Agreement, and this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been duly authorized, executed and delivered by it and are legal, valid and binding on it and are enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general equity principles;

             (ii) the execution and delivery by the Owner Participant of this Agreement, the Tax Indemnity Agreement and the Trust Agreement and compliance by it with all of the provisions thereof do not and on the Delivery Date will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on it (it being understood that no representation or warranty is made with respect to laws, rules, or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee other than such laws, rules, or regulations relating to the citizenship requirements of the Owner Participant under applicable law) or contravene the provisions of, or constitute a default under, its articles of incorporation or by-laws or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected;

            (iii) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of this Agreement, the Tax Indemnity Agreement and the Trust Agreement;

             (iv) the Trust Estate is free of Lessor's Liens attributable to it;

              (v)  it is a "citizen of the United States" within the meaning of
         Section 101(16) of the Federal Aviation Act and the rules and regulations of the Federal Aviation Administration thereunder (without making use of a voting trust agreement or a voting powers agreement);

             (vi) there are no pending or threatened actions or proceedings before any court or administrative agency which would materially adversely affect its financial condition or its ability to perform its obligations under this Agreement, the Tax Indemnity Agreement or the Trust Agreement; and

            (vii) no part of the funds to be used by it to make its investment pursuant to Section 1 constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA).

              (g)  The Original Loan Participant represents and warrants that:

              (i) the Certificates to be acquired by it pursuant to this Agreement and the Trust Indenture are being acquired by it for its own account and for investment and not with a view to any resale or distribution thereof, provided that the Original Loan Participant may sell, assign, pledge, or otherwise transfer or grant participations in all or any portion of such Certificates in accordance with all the terms and conditions of Sections 9(p) and 9(q) hereof, the Original Loan Participant hereby agreeing to such conditions; and

             (ii) no part of the funds to be used by it to make its investment pursuant to Section 1 constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or of any "plan" (as defined in Section 4975(e) of the Code).

                 SECTION 9. Certain Covenants. (a) The Owner Participant agrees promptly to pay or, if previously paid by the Lessee, to reimburse the Lessee for, (x) the initial fees of the Owner Trustee and the Indenture Trustee in connection with the transactions contemplated hereby and (y) all the reasonable out-of-pocket costs and ex-penses incurred by the Indenture Trustee, the Owner Trustee, the Owner Participant and the Original Loan Participant in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and any other documents or instruments referred to herein or therein, including, without limitation,

              (i) the reasonable fees, expenses and disbursements of (A) White & Case, special counsel for the Original Loan Participant, (B) Powell, Goldstein, Frazer & Murphy, special counsel for the Indenture Trustee,
         (C) Potter Anderson & Corroon, special counsel for the Owner Trustee, and (D) Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma;

             (ii) the reasonable fees, expenses and disbursements of Sidley & Austin, special counsel for the Owner Participant;

            (iii) the reasonable fees, expenses and disbursements of Debevoise & Plimpton, special counsel for the Lessee, and the fees and expenses of Babcock & Brown, the Lessee's financial advisor, in amounts separately agreed; and

             (iv) all other reasonable expenses incurred in connection with such actions and transactions, including, without limitation, the fees and expenses of one (but only one) aircraft appraiser in respect of the appraisal referred to in Section 4, printing and document production or reproduction expenses and all fees, taxes and other charges payable in connection with the recording or filing of the instruments and financing statements described in this Agreement.

                 Each of the Owner Trustee, the Lessee, the Original Loan Participant and the Indenture Trustee shall promptly submit to the Owner Participant copies of the invoices in respect of the foregoing transaction costs as they are received, and in all events not later than December 31, 1992. The Owner Participant prior to the payment thereof will send copies of any invoices received by it with respect to any of the foregoing fees, expenses and disbursements constituting transaction costs to the Lessee for the Lessee's review and approval, such approval not to be unreasonably withheld or delayed.

                 In the event that the transactions contemplated by this Agreement and the agreements referred to herein are not consummated, the Lessee shall bear and pay all costs, expenses and fees referred to above; provided that (x) if the transaction fails to be consummated as a result of failure of the Owner Participant to act in good faith in consummating the transactions, or to fulfill its funding obligations or otherwise to comply with the terms hereof or thereof, the Owner Participant shall bear and pay its own fees, costs and expenses (including, without limitation, the fees and expenses of its special counsel), and (y) if the transaction fails to be consummated as a result of failure of the Original Loan Participant to act in good faith in consummating the transaction, or to fulfill its funding obligations or otherwise to comply with the terms hereof or thereof, the Original Loan Participant shall bear and pay its own fees, costs and expenses (including, without limitation, the fees and expenses of its special counsel) and the Lessee shall, in either such case, pay all other reasonable fees, costs and expenses as aforesaid.

                 (b) The Owner Participant covenants that if (i) it ceases to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and (ii) either (A) the Aircraft shall or would thereupon become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act as in effect at such time, or under the law of the current jurisdiction of registry of the Aircraft, as the case may be, and the regulations then applicable thereunder, or (B) the Aircraft is registered in a jurisdiction other than the United States in circumstances in which clause
(A) does not apply and the Lessee at any time proposes to register the Aircraft within four months in any jurisdiction to which clause (A) would apply upon such reregistration, then the Owner Participant at its own expense shall promptly (and, in any event, within a period of 30 days) either transfer, pursuant to Article VIII of the Trust Agreement and Section 16(c) hereof, such of its right, title and interest in and to the Trust Agreement, the Trust Estate, and this Agreement, or take such other action, as may be necessary to prevent any deregistration of the Aircraft or to make possible its registration in the United States. Each party hereto agrees to take such steps as the Owner Participant shall reasonably request in order to assist the Owner Participant in complying with its obligations under this Section 9(b). The Owner Participant hereby agrees to indemnify the Lessee and the

Indenture Trustee against any and all losses, liabilities and expenses incurred by the Lessee or the Indenture Trustee to the extent that any such losses, liabilities or expenses are caused by the Aircraft's so becoming ineligible or ceasing to remain eligible for such registration.

                 (c) The Owner Trustee in its individual capacity covenants that if at any time it shall cease to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will resign immediately as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act, or the law of the current jurisdiction of the registry of the Aircraft, as the case may be, as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship (in its individual capacity) would have any adverse effect on the Lessee). The Owner Trustee in its individual capacity hereby unconditionally agrees with and for the benefit of the parties to this Agreement that the Owner Trustee in its individual capacity will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate, the Indenture Estate or the Aircraft arising out of any act or omission of or claim against the Owner Trustee in its individual capacity, and the Owner Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full (i) all Lessor's Liens attributable to the Owner Trustee in its individual capacity and (ii) any other liens or encumbrances attributable to the Owner Trustee in its individual capacity on any part of the Trust Estate or the Indenture Estate which result from claims against the Owner Trustee in its individual capacity not related to the ownership of the Aircraft, the administration of the Trust Estate or the Indenture Estate or the transactions contemplated by the Operative Documents. The Owner Trustee, in its individual capacity, hereby agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and each Participant from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as a result of the failure of the Owner Trustee to discharge and satisfy any such Lessor's Lien or other lien or encumbrance.

                 (d) Each of the Owner Participant and the Owner Trustee (in its individual capacity and as Owner Trustee) agrees with the Lessee that it shall not take any action, or cause any action to be taken, which would amend, modify or supplement any provision of the Trust Agreement in a manner adversely affecting the Lessee without the prior written consent of the Lessee and (so long as the Trust Indenture shall not have been discharged) the Indenture Trustee, which consent shall not be unreasonably withheld. The Owner Trustee confirms for the benefit of the Lessee that it will comply with the provisions of Article IV of the Trust Agreement. The Owner Participant agrees not to terminate or revoke the trust created by the Trust Agreement without the prior written consent of the Lessee and (so long as the Trust Indenture shall not have been discharged) the Indenture Trustee, which consent shall not be unreasonably withheld. The Owner Participant further agrees not to remove the institution acting as Owner Trustee, and not to replace the institution acting as Owner Trustee in the event that such institution resigns as Owner Trustee, unless the Owner Participant shall have consulted in good faith with the Lessee prior to such removal or replacement as to the identity, location and fee schedules of the proposed successor trustee, provided that (i) the Owner Participant shall retain the right, notwithstanding any such consultation, to act in its sole discretion (provided that the Owner Participant shall not choose a replacement Owner Trustee which, in the good faith opinion of the Lessee, may result in additional liability to the Lessee pursuant to Section 7(c) hereof, except in the case of a mandatory or voluntary resignation of the Owner Trustee where the Lessee has not proposed an alternative Owner Trustee which is reasonably satisfactory to the Owner Participant) and (ii) no such consultation shall be required if an Event of Default shall have occurred and be continuing. So long as no Event of Default shall occur and be continuing, the Owner Trustee and the Owner Participant agree that no co-trustee or separate trustee shall be appointed pursuant to Section 9.02 of the Trust Agreement without the Lessee's prior written consent, such consent not to be unreasonably withheld. The Owner Participant agrees that if, at any time, so long as no Event of Default has occurred and is continuing, the Lessee certifies that the Lessee has, or in the good faith opinion of the Lessee will, become obligated to pay an amount pursuant to Section 7(c) hereof and the amount that has or will become payable would be reduced or eliminated if the situs of the Trust Estate were changed and if, as a consequence thereof, the Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the Owner Participant shall direct such change in situs of the Trust Estate as may be specified in writing by the Lessee and the Owner Participant will take whatever action as may be reasonably necessary to accomplish such change; provided that the Lessee shall provide such additional indemnification for Taxes imposed by the jurisdiction to which the Trust Estate is to be moved as the Owner Participant may reasonably request. The Indenture Trustee shall execute such documents and take such action as may be necessary to effect such change in the situs of the Trust Estate; provided that the Lien created by the Indenture shall continue to be perfected.

                 (e)  [Intentionally omitted].

                 (f) The Owner Participant agrees that, in the event of the termination of the Lease pursuant to Section 9 thereof, the Owner Participant will pay any fees and commissions of any broker or finder appointed by the Owner Trustee or the Owner Participant, or any fees and commissions payable to the Lessee pursuant to such Section 9, in connection with the sale of the Aircraft. In addition, the Owner Participant agrees to pay or cause to be paid to the Owner Trustee such amounts as may be necessary to enable the Owner Trustee to pay any amounts to the Lessee pursuant to Section 9 or 15 of the Lease as a rebate of any Basic Rent theretofore paid under the Lease.

                 (g) Each Loan Participant hereby unconditionally agrees to perform its respective obligations under the Trust Indenture (including, without limitation, those contained in Sections 2.17 and 2.18 of the Trust Indenture) as though such obligations were fully set forth herein.

                 (h) The Owner Trustee, in its capacity as Owner Trustee, will not incur any indebtedness for money borrowed, or enter into any business or other activity, except as contemplated hereby and by the other Operative Documents.

                 (i) The Indenture Trustee in its individual capacity hereby unconditionally agrees with and for the benefit of the parties to this Agreement that the Indenture Trustee in its individual capacity or as Indenture Trustee will not directly or indirectly create, incur, assume or suffer to exist any Liens on or against any part of the Trust Estate, the Indenture Estate or Aircraft arising out of any act or omission of or claim against the Indenture Trustee in its individual capacity, and the Indenture Trustee in its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary duly to discharge and satisfy in full (i) all such Liens attributable to the Indenture Trustee in its individual capacity and (ii) any other liens or encumbrances attributable to the Indenture Trustee in its individual capacity on any part of the Trust Estate or the Indenture Estate which result from claims against the Indenture Trustee in its individual capacity not related to the administration of the Indenture Estate. The Indenture Trustee hereby agrees to indemnify and hold harmless the Lessee, the Owner Trustee and each Participant from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as a result of the failure of the Indenture Trustee to discharge and satisfy any such Lien or such other lien or encumbrance.

                 (j) The Owner Trustee agrees that any profit, income, interest, dividend or gain realized upon the maturity, sale or other disposition of any Permitted Investment made by the Indenture Trustee pursuant to Section 3.07(b) of the Trust Indenture, and paid to the Lessee on behalf of the Owner Trustee by the Indenture Trustee in accordance with the terms of such
Section 3.07(b), shall be entirely for the account of, and the sole property of, the Lessee who, for such purposes, shall not be deemed to be acting as agent of the Owner Trustee, and the Lessee shall have no obligation to pay over such income, interest, dividend or gain to the Owner Trustee.

                 (k) Each of the Indenture Trustee and each Loan Participant, by its acceptance of a Certificate, hereby irrevocably agree, to the maximum extent permitted by law, that, in any case in which any Person (other than the Lessee alone) is the debtor or one of the debtors under the Bankruptcy Code, each of the Indenture Trustee and each Loan Participant shall be deemed to have made a timely election pursuant to Section 1111(b)(1)(A)(i) of the Bankruptcy Code (or any substantively comparable provision which is the successor thereto) as to the Indenture Estate (which is acknowledged and agreed not to include Excepted Property).

                 (l) Each Loan Participant hereby unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Participant Liens attributable to it on or against any part of the Trust Estate, the Indenture Estate or the Aircraft, and each Loan Participant agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge and satisfy in full any such Lien attributable to it; and each Loan Participant hereby indemnifies and holds harmless the Lessee, the Indenture Trustee, the Owner Participant, and any subsequent holders of Certificates or any subsequent Owner Participant from and against any loss, cost, expense or damages (excluding consequential damages) which may be suffered by any of them as a result of its failure to discharge and satisfy any such Lien attributable to it.

                 (m) Each of the Owner Participant and the Owner Trustee hereby agrees, for the benefit of the Lessee, to cooperate with the Lessee in effecting any foreign registration of the Aircraft pursuant to Section 7(a)(i) of the Lease; provided that prior to any such change in the country of registry of the Aircraft (other than a change in the country of registry that results in the registration of the Aircraft under the laws of the United States of America), the Owner Participant and the Owner Trustee shall have received from counsel to the Lessee reasonably satisfactory to the Owner Participant an opinion to the effect that (i) the terms of any relevant sublease and the Lease are legal, valid, binding and enforceable in such country to substantially the same extent as such documents are at that time enforceable in the United States, (ii) there is no statutory, regulatory or case law in such country imposing tort liability on the owner of an aircraft not in possession thereof under the laws of such country other than tort liability no more extensive or onerous than that which might have been imposed on such an owner under the laws of the United States or any state thereof (it being understood that, in the event such opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided by the Lessee to cover the risk of such liability), (iii) such re-registration will not result in the imposition by such country of any Taxes on the Owner Trustee or the Owner Participant for which the Lessee is not required to indemnify the Owner Participant or the Owner Trustee, as the case may be (provided that in lieu of the opinion referred to in this clause (iii) the Lessee may indemnify the Owner Participant or the Owner Trustee, as the case may be, for any Taxes imposed by such country in connection with or relating to the transactions contemplated by the Operative Documents which would not have been imposed but for such re-registration); (iv) there exist no possessory rights in favor of the Lessee or any sublessee under the laws of such country which would, upon bankruptcy of or other default by the Lessee or any sublessee, prevent the return of the Aircraft to the Owner Trustee in accordance with and when permitted by the terms of Sections 14 and 15(a) of the Lease upon the exercise by the Owner Trustee of its remedies under Section 15(a) of the Lease; (v) it is not necessary for the Owner Participant or the Owner Trustee to qualify to do business in such jurisdiction solely as a result of the proposed re-registration; (vi) the laws of such country require fair compensation by the government of such country for the loss of use of the Aircraft in the event of the requisition by such government of the Aircraft (unless the Lessee shall have provided contemporaneously with such re-registration insurance reasonably satisfactory to the Lessor and the Owner Participant covering the risk of requisition of use of the Aircraft by the government of such country so long as the Aircraft is registered under the laws of such country); and (vii) the Lessee shall have paid or made provision for the payment of all expenses of the Owner Participant and the Owner Trustee in connection with such change in registration; and provided, further, that (x) the Owner Trustee and the Owner Participant shall have received prior to or contemporaneously with such re-registration (1) a certificate of insurance signed by an independent insurance broker to the effect that the Aircraft is and after such re-registration will continue to be insured in such country in accordance with the requirements of Section 11 of the Lease, (2) a certificate signed by a duly authorized officer of the Lessee stating that no Event of Default exists as of the date of such certificate and no Event of Default will occur or exist upon or resulting from such re-registration, (3) evidence and assurances reasonably satisfactory to such parties, that the aircraft and engine maintenance standards under the laws of such country of reregistration are substantially similar to those required by the central civil aviation authority of any of the United States, the United Kingdom, the Federal Republic of Germany, France, Canada or Japan, and (4) in the case of the Owner Par-ticipant only, assurances reasonably satisfactory to it that the currency of such country is freely convertible into U.S. Dollars (unless the Lessee shall have agreed to provide the requisition insurance described in clause (vi) above) and (y) the Lessee shall not cause the Aircraft to be registered pursuant to Section 7(a)(i) of the Lease under the laws of any foreign jurisdiction without the prior written consent of the Owner Participant if (1) the civil aviation laws of such foreign jurisdiction impose unusual requirements on registrants of civil aircraft, and (2) the Owner Participant would be required to comply with such unusual requirements upon the registration of the Aircraft in such foreign jurisdiction, and the Owner Participant's compliance therewith would result in a material burden on the Owner Participant's business activities.

                 (n) Each of the Indenture Trustee and each Loan Participant hereby agrees, for the benefit of the Lessee, to cooperate with the Lessee in effecting any foreign registration of the Aircraft pursuant to Section 7(a)(i) of the Lease; provided that prior to any such change in the country of registry of the Aircraft (other than a change in the country of registry that results in the registration of the Aircraft under the laws of the United States) the following conditions are met, or are waived by the Indenture Trustee acting under the direction of a Majority in Interest of Certificate Holders: (i) no Lease Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration; (ii) the Indenture Trustee shall have received from counsel to the Lessee reasonably satisfactory to the Indenture Trustee acting under the direction of a Majority in Interest of Certificate Holders an opinion to the effect that: (A) after giving effect to such change in registration, all filing, recording or other action necessary to protect the security interest of the Indenture in the jurisdiction in which the Aircraft is being registered has been accomplished (or if such opinion cannot be given at the time by which the Indenture Trustee has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Indenture Trustee shall have received a certificate from the Lessee that all possible preparations to accomplish such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of such change in registration); and (B) the terms of any relevant sublease, the Lease, the Participation Agreement and the Indenture being legal, valid and binding and enforceable in such jurisdiction (subject to customary exceptions) to substantially the same extent as such documents are at the time enforceable in the United States; (iii) the Owner Participant Guaranty will remain in full force and effect after such change in registration; (iv) the Indenture Trustee acting under the direction of a Majority in Interest of Certificate Holders shall have received assurances reasonably satisfactory to it that the insurance provisions of the Lease will have been complied with after giving effect to such change in registration; (v) such re-registration will not result in the imposition by such country of any Taxes on the Loan Participants for which the Lessee is not required to indemnify the Loan Participants unless the Lessee agrees to indemnify the Loan Participants for any Taxes imposed by such country in connection with or relating to the transactions contemplated by the Operative Documents that would not have been imposed but for such re-registration; (vi) any import or export permits necessary to take the Aircraft into or out of such country of registry shall have been obtained;
(vii) the Indenture Trustee shall have received assurances reasonably satisfactory to the Indenture Trustee acting under the direction of a Majority of Interest of Certificate Holders that the currency of such country is freely convertible into U.S. Dollars (unless the Lessee shall have made assurances reasonably satisfactory to the Indenture Trustee acting under the direction of a Majority of Interest of Certificate Holders that all payments to be made by or on behalf of the Lessee under the Operative Documents and by any sublessee under the relevant sublease will be paid in U.S. Dollars); and (viii) the Lessee shall have paid or made provision for the payment of all expenses of the Indenture Trustee and the Loan Participants in connection with such change in registration.

                 (o) The Indenture Trustee hereby agrees to give the Lessee notice (the "Notice") not later than the date that is five Business Days prior to January 1 of each year in which the Indenture shall be in effect, commencing on December 24, 1992, whether (x) there are any undistributed funds held in either the Trust Estate or the Indenture Estate, except such funds as shall be invested in those types of obligations or evidences of debt as are described in
Section 48-6-22(1), O.C.G.A., i.e., obligations or evidences of debt of the United States, including obli-gations of the United States government agencies and corporations established by acts of the Congress of the United States, and obligations or evidences of debt of the State of Georgia or its political subdivisions or public institutions, including industrial development revenue bonds issued pursuant to the laws of the State of Georgia, (y) there are receivables then due and owing to the Indenture Estate and unpaid, or (z) the Indenture Estate or the Indenture Trustee holds legal title to any intangible personal property not expressly contemplated by the Operative Documents other than intangible personal property which is exempt from taxation under the provisions of Section 48-6-22, O.C.G.A., and, if the Notice would on any date thereafter and prior to such January 1 be untrue, immediately to so notify the Lessee.

                 (p) Each Loan Participant shall have the right to sell, assign, pledge or otherwise transfer all or any portion of any Certificate or the indebtedness evidenced thereby to any Person, provided that under no circumstances shall any such sale, assignment, pledge or transfer (other than a purchase of the Certificates pursuant to Section 2.13 of the Trust Indenture) be made unless (i) such Person is a Permitted Transferee, (ii) such sale, assignment, pledge or transfer is made in accordance with all applicable laws,
(iii) such Loan Participant and such Permitted Transferee shall have executed and delivered a transfer agreement in the form attached as Exhibit XII hereto and (iv) such sale, assignment, pledge or transfer shall be made under circumstances that do not require registration under such Securities Act or qualification of an indenture under such Trust Indenture Act.

                 (q) Each Loan Participant shall have the right to grant participations (including, without limitation, "risk participations") in or to all or a portion of its rights and obligations in respect of the Certificates and any amounts from time to time payable to it in respect thereof to any Person, provided that (A) such participation is made in accordance with all applicable laws to a Person that is a Permitted Transferee, (B) such Loan Participant's obligations under the Operative Documents shall remain unchanged, including, without limitation, under Section 2.13 of the Trust Indenture, (C) such Loan Participant shall remain solely responsible to the other parties to the Operative Documents for the performance of such obligations, (D) such Loan Participant shall remain the Holder of its Loan Certificates, and the other parties to the Operative Documents shall continue to deal solely and directly with such Loan Participant in connection with its Loan Certificates and the Loan Participant's rights and obligations under the Operative Documents and (E) such participation shall be made under circumstances that do not require registration under the Securities Act or qualification of an indenture under the Trust Indenture Act. The liability of the Owner Trustee in respect of increased costs, Break Amount and taxes under Section 2.17 or 2.18 of the Trust Indenture, and the liability of the Lessee under Section 7(c) hereof in respect of amounts payable directly to the Loan Participants, shall not, as a result of any participation granted by any Loan Participant, exceed what would have been its liability thereunder if such Loan Participant had not granted any such participation. Each Loan Participant may, in connection with any participation or proposed participation pursuant to this Section 9(q), disclose to the participant or proposed participant any information relating to the Operative Documents or to the parties thereto furnished to such Loan Participant thereunder or in connection therewith and permitted to be disclosed by such Loan Participant; provided, however, that prior to any such disclosure, the participant or proposed participant shall agree in writing for the benefit of the Owner Participant and the Lessee to preserve the confidentiality of any confidential information included therein, but only with respect to the insurance information referred to in Section 11(a), (b) and (c) of the Lease.

                 (r) NationsBank of Georgia, National Association, hereby agrees that it will perform all of its administrative duties under this Agreement and the other Operative Documents (whether in its individual capacity or as Indenture Trustee) solely in the State of Georgia, except to the extent necessary to exercise any of its rights or remedies to the extent permitted by applicable laws in connection with an Indenture Event of Default, an Indenture Default, an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                 SECTION 10. Other Documents. The Owner Participant agrees to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended from time to time in accordance with the terms thereof) ap-





                                       66

                                      AF-3
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plicable to it and with Sections 7, 9, 11, 12 and 15 of the Lease.

                 SECTION 11.  Conditions Precedent to the Lessee's Obligations.
(a) The Lessee's obligation to sell the Aircraft to the Owner Trustee and to lease the Aircraft on the Delivery Date is subject to the fulfillment to the satisfaction of the Lessee prior to or on the Delivery Date of the following conditions precedent, which fulfillment to the satisfaction of the Lessee shall be evidenced by acceptance of the Aircraft by the Lessee under the Lease:

              (i)  the documents referred to in clauses (i) through (xi) of
         Section 4(E) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Lessee), shall be in full force and effect and copies thereof shall have been delivered to the Lessee, and the Lessee shall have received such documents and evidence with respect to the Owner Participant, the Owner Trustee and the Indenture Trustee as the Lessee may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth;

             (ii) the Owner Trustee shall have whatever title was conveyed to it by the Lessee pursuant to the Bills of Sale (subject to filing and recording of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale and the FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft, free and clear of Liens, except Liens permitted by the terms of the Lease, the lien of, and security interest created by, the Trust Indenture and the beneficial interest of the Owner Participant created by the Trust Agreement and the Trust Agreement and Indenture Supplement covering the Aircraft, the rights of the Owner Trustee as registered owner with the Federal Aviation Administration and the rights of the Lessee under the Lease and the Lease Supplement covering the Aircraft;

            (iii) the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the Federal Aviation Administration pursuant to the Federal Aviation Act;

             (iv) an application for registration of the Aircraft in the name of the Owner Trustee shall have been duly made with the Federal Aviation Administration and the Lessee shall have authority to operate the Aircraft;

              (v) on the Delivery Date the representations and warranties of the Original Loan Participant, the Owner Participant and the Owner Trustee contained in Section 8 hereof and the representations and warranties of the Owner Trustee contained in Section 4 of the Lease shall be correct as though made on and as of such date, or if such representations and warranties relate solely to an earlier date, as of such earlier date, and each of such parties shall have so certified to the Lessee;

             (vi) the Lessee shall have received each opinion referred to in paragraphs (K) through (O) of Section 4 (other than the opinion of White & Case, referred to in clause (M)(y) of Section 4), each such opinion addressed to the Lessee or accompanied by a letter from the counsel rendering such opinion authorizing the Lessee to rely on such opinion as if it were addressed to the Lessee, and the certificates referred to in paragraphs (Q), (R) and (S) of Section 4;

            (vii) in the event of a Change in Tax Law which has occurred since the date of execution hereof, any proposed adjustment to the payments of Basic Rent pursuant to Section 3(e) of the Lease and Section 18 hereof shall not have resulted in an increase in the present value of all payments of Basic Rent which in the Lessee's sole judgment shall have caused the transaction to be uneconomic; and

           (viii) no change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appro-priate regulatory authorities or any court that would make it illegal for the Lessee to enter into any transaction contemplated by the Operative Documents.

Notwithstanding any of the foregoing, the Lessee's performance under this Agreement shall not be subject to the satisfaction of any condition within its control or any condition which may have been satisfied by the performance of the Lessee hereunder.

                 (b) In the event that (i) the foregoing conditions precedent shall not have been fulfilled on or prior to the Delivery Date (or waived by the Lessee) as provided above, or (ii) either the Owner Participant or the Original Loan Participant shall not have delivered its Commitment to the Owner Trustee on the Delivery Date notwithstanding the satisfaction of the conditions (other than those within the control of the Owner Participant or the Original Loan Participant, as applicable) set forth in Section 4 hereof, if the Lessee so elects, this Agreement, the Lease, the Tax Indemnity Agreement and the Purchase Agreement Assignment shall thereupon terminate and be of no further force and effect, except to the extent otherwise provided herein or therein. Promptly following the termination of this Agreement, the Lessee shall notify the other parties hereto in writing of such termination.

                 SECTION 12. Liabilities of the Owner Participant and the Loan Participants. Neither the Owner Participant nor any Loan Participant shall have any obligation or duty to the Lessee with respect to the transactions contemplated hereby except those obligations or duties expressly set forth in this Agreement or, in the case of the Owner Participant, the Tax Indemnity Agreement. Without limiting the generality of the foregoing, under no circumstances whatsoever shall the Owner Participant, as such, or any Loan Participant, as such, be liable to the Lessee for any action or inaction on the part of the Owner Trustee or the Indenture Trustee in connection with the Trust Indenture, the Trust Agreement, the Lease, the Aircraft, the administration of the Trust Estate or the Indenture Estate or otherwise, whether or not such action or inaction is caused by the willful misconduct or gross negligence of the Owner Trustee or the Indenture Trustee unless such action or inaction is at the direction of the Owner Participant (in the case of action or inaction on the part of the Owner Trustee) or the Loan

Participants (in the case of action or inaction on the part of the Indenture Trustee).

                 SECTION 13. Certain Covenants of the Lessee. The Lessee covenants and agrees with the Owner Participant, each Loan Participant, the Indenture Trustee and the Owner Trustee as follows:

                 (A) Upon the delivery and acceptance of the Aircraft under the Lease, the Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Owner Participant, the Original Loan Participant or the Indenture Trustee shall require for accomplishing the purposes of this Agreement and the other Operative Documents. The Lessee forthwith upon delivery of the Aircraft under the Lease shall cause the Aircraft to be duly registered and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration, and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the Lessor under the Lease or as the owner of the Aircraft with any governmental authority because of the Owner Trustee's ownership of the Aircraft.

                 (B) The Lessee will cause the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and Indenture Supplement covering the Aircraft to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, and the rules and regulations of the Federal Aviation Administration thereunder, or required under any other applicable law. Upon the execution and delivery of the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale, the FAA Bill of Sale, the Lease and the Lease Supplement covering the Aircraft, the Trust Agreement, the Trust Indenture and the Trust Agreement and

         Indenture Supplement covering the Aircraft shall be filed for recording with the Federal Aviation Administration in the following order of priority: first, the Manufacturer's FAA Bill of Sale, the Manufacturer's Subsidiary's FAA Bill of Sale and the FAA Bill of Sale, second, the Lease, to be effected by so filing the Lease with such Lease Supplement, the Trust Indenture and such Trust Agreement and Indenture Supplement attached thereto, and third, the Trust Indenture, to be effected by so filing the Trust Indenture with the Trust Agreement and such Trust Agreement and Indenture Supplement attached thereto. The Lessee shall, upon request from any of the parties hereto, provide photocopies of the file-stamped copies of all documents filed or recorded with the FAA.

                 (C) The Lessee will furnish to the Owner Trustee and the Indenture Trustee annually after the execution hereof (but not later than March 15th of each year), commencing with the year 1993, an opinion of Crowe & Dunlevy, P.C., or other counsel reasonably acceptable to the Owner Trustee and the Indenture Trustee, stating either:

                      (i) that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of the Lease, the Trust Indenture, the Trust Agreement and any supplements thereto, including any financing or continuation statements, and such other filings and recordings as are necessary to maintain, for the 15-month period succeeding the date of such opinion, the rights and interests of the Owner Trustee in and to the Aircraft, and, with respect to the Trust Indenture, the perfection of the security interests created thereby and reciting the details of such action; or

                     (ii) that in the opinion of such counsel no such action is necessary to maintain, for the 15-month period succeeding the date of such opinion, the perfection of such rights and interests and security interests.

                 (D) The Lessee shall at all times maintain its corporate existence except as permitted by Sec-tion 13(E) hereof. The Lessee will do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises; provided, however, that the Lessee shall not be required to preserve any right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Lessee. The Lessee shall, for so long as and to the extent required under Section 1110 of the Bankruptcy Code in order that the Owner Trustee and the Indenture Trustee be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the right to repossess the Airframe, Engines and Parts as provided in the Lease, remain an "air carrier" within the meaning of Section 101(16) of the Federal Aviation Act.

                 (E) The Lessee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

                      (i) the corporation formed by such consolidation or into which the Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of the Lessee as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, shall be a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act, and shall execute and deliver to the Owner Trustee, the Owner Participant, and the Indenture Trustee an agreement in form reasonably satisfactory to each thereof containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Purchase Agreement Assignment and the Tax Indemnity Agreement to be performed or observed by the Lessee;

                     (ii) immediately after giving effect to such transaction, no Event of Default under the Lease, and no event which, after notice or lapse of time, or both, would become such an Event of

                 Default, shall have occurred and be continuing; and

                    (iii) the Lessee shall have delivered to the Owner Trustee, the Owner Participant and the Indenture Trustee a certificate signed by a Responsible Officer of the Lessee, and an opinion of counsel to the Lessee (which may be Lessee's General Counsel), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) comply with this Section 13(E) and that all conditions precedent herein provided for relating to such transaction have been complied with (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on a certificate of an officer of the Lessee) and, in the case of such opinion, that such assumption agreement has been duly authorized, executed and delivered by such successor corporation and is enforceable against such successor corporation in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

         Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Lessee as an entirety in accordance with this Section 13(E), the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Documents with the same effect as if such successor corporation had been named as the Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 13(E) from its liability hereunder. Nothing contained herein shall permit any lease, sublease or other arrangement for the use, operation or posses-sion of the Aircraft except in compliance with the applicable provisions of the Lease.

                 SECTION 14. Owner for Tax Purposes. The Lessee, the Owner Trustee and the Owner Participant hereby agree that for Federal income tax purposes during the Term the Owner Participant will be the owner of the Aircraft and the Lessee will be the lessee thereof. Nothing contained in this
Section 14 shall be construed to limit Lessee's use and operation of the Aircraft under the Lease or constitute a representation by the Lessee as to tax consequences.

                 SECTION 15. Certain Definitions; Notices. (a) The following terms, when used in capitalized form, have the following meanings (and such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined):

                 "Affiliated Group" means an affiliated group of corporations, within the meaning of Section 1504 of the Code, filing or that will file a consolidated Federal income tax return.

                 "After-Tax Basis" means, with respect to any payment received or accrued by any Person, the amount of such payment supplemented by a further payment or payments (which shall be payable either simultaneously or, in the event that Taxes resulting from the receipt or accrual of such payment are not payable in the year of receipt or accrual, at the time or times such Taxes become payable) so that the sum of all such payments, after deduction of all Taxes (after taking into account any credits or deductions or other Tax benefits arising therefrom and from the underlying payment, to the extent such are currently utilized) resulting from the receipt or accrual of such payments (whether or not such Taxes are payable in the year of receipt or accrual) imposed by any Taxing Authority, shall be equal to the payment received or accrued.

                 "American" shall have the meaning set forth in the first paragraph hereof.

                 "Bankruptcy Code" shall have the meaning set forth in the Trust Indenture.

                 "Bills of Sale" shall have the meaning set forth in Section 4(E)(x) hereof.

                 "Claim" shall have the meaning set forth in Section 7(b) hereof.

                 "Commitment" shall have the meaning set forth in Section 1 hereof.

                 "Debt Rate" shall have the meaning set forth in the Trust Indenture.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Excess Payment Amount" shall have the meaning set forth in
         Section 16(a) hereof.

                 "Excess Payment Differential Amount" shall have the meaning set forth in Section 16(a) hereof.

                 "FAA Bill of Sale" shall have the meaning set forth in Section 4(E)(ix) hereof.

                 "Foreign Taxing Authority" shall have the meaning set forth in
         Section 7(c) hereof.

                 "Indemnitee" shall have the meaning set forth in Section 7(b) hereof.

                 "Indenture" or "Trust Indenture" shall have the meaning set forth in the recitals hereof.

                 "Indenture Default" shall have the meaning set forth in the Trust Indenture.

                 "Indenture Trustee" shall have the meaning set forth in the first paragraph hereof.

                 "Interest Payment Date" shall have the meaning set forth in the Trust Indenture.

                 "Interest Period" shall have the meaning set forth in the Trust Indenture.

                 "Lease" shall have the meaning set forth in the recitals hereof.

                 "Lessee" shall have the meaning set forth in the first paragraph hereof.

                 "LIBOR Loan" shall have the meaning set forth in the Trust Indenture.

                 "LIBOR Rate" shall have the meaning set forth in the Trust Indenture.

                 "London Business Day" shall mean any day in which normal dealings in dollar deposits in the London interbank market are carried on.

                 "Loss" shall have the meaning set forth in the Tax Indemnity Agreement.

                 "Majority in Interest of Certificate Holders" shall have the meaning set forth in the Trust Indenture.

                 "Manufacturer's FAA Bill of Sale" shall have the meaning set forth in Section 4(E)(viii) hereof.

                 "Manufacturer's Subsidiary" shall have the meaning set forth in the recitals hereof.

                 "Manufacturer's Subsidiary's FAA Bill of Sale" shall have the meaning set forth in Section 4(E)(viii) hereof.

                 "New York Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in New York, New York.

                 "Operative Documents" means this Agreement, the Lease, the Lease Supplement, the Trust Indenture, the Purchase Agreement Assignment, the Tax Indemnity Agreement, the Trust Agreement and the Trust Agreement and Indenture Supplement.

                 "Original After-Tax Yield" shall mean the after-tax economic yield expected by the original Owner Participant with respect to its investment in the Aircraft, utilizing the multiple investment sinking fund method of analysis.

                 "Owner Participant" shall have the meaning set forth in the first paragraph hereof.

                 "Owner Participant's Net Economic Return" shall mean (i) the Original After-Tax Yield and (ii) total aggregate after-tax cash flow expected by the original Owner Participant with respect to the Aircraft, in each case utilizing the same assumptions as used by such Owner Participant (including the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement and the assumption that the Certificates will bear interest at the Assumed Debt Rate throughout the Term and that principal will be payable on the Certificates according to Exhibit D to the Rent Schedule as of the Delivery Date) in determining the Basic Rent, Stipulated Loss Value and Termination Value percentages as of the Delivery Date, as such assumptions may be adjusted from time to time to take into account the impact of any change of the type specified in Section 3(e) of the Lease which theretofore has resulted in an adjustment of the percentages for Basic Rent, Stipulated Loss Value or Termination Value.

                 "Owner Participant's Revised Net Economic Return" shall mean
         (i) the Original After-Tax Yield and (ii) total aggregate after-tax cash flow expected by the original Owner Participant with respect to the Aircraft, in each case utilizing the same assumptions as used by such Owner Participant (including the Tax Assumptions set forth in Section 2 of the Tax Indemnity Agreement and the assumption that the Certificates will bear interest at the Assumed Debt Rate throughout the Term and that principal will be payable on the Certificates according to an optimized amortization schedule throughout the Term) in determining the alternate Basic Rent, Stipulated Loss Value and Termination Value schedules with respect to the Term that have been furnished to the Lessee and placed in escrow with Sidley & Austin in accordance with Section 18(d), as such assumptions may be adjusted from time to time to take into account the impact of any change of the type specified in Section 3(e) of the Lease which theretofore has resulted in an adjustment of the percentages for Basic Rent, Stipulated Loss Value or Termination Value.

                 "Owner Trustee" shall have the meaning set forth in the first paragraph hereof.

                 "Permitted Transferee" shall mean any Person that:

                          (a)     is not a commercial air carrier; and

                          (b) is a foreign or domestic bank or lending institution with a combined capital and surplus of at least $75,000,000, or is a foreign or domestic corporation or partnership with net worth of at least $75,000,000, exclusive of goodwill, all of the foregoing determined in accordance with generally accepted accounting principles; and

                          (c) that can and does represent and agree in a writing addressed to, and for the benefit of, the Lessee, the Owner Participant, the Owner Trustee and the Indenture Trustee, in form and substance reasonably satisfactory to the Lessee and the Owner Participant, that:

               (i) it is acquiring its Loan Certificate or participation, as the case may be, for its own account for investment and not with a view to any resale or distribution thereof (other than in compliance with Section 9(p) of the Participation Agreement and the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and any other applicable laws relating to the transfer of similar interests); and

              (ii) either (x) no part of the funds to be used to purchase or fund such Loan Certificate or participation is or will be assets (within the meaning of ERISA and any applicable rules and regulations) of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or any "plan" (as defined in Section 4975(e) of the Code) or (y) that such acquisition will not cause the Lessee or the Owner Participant, as the case may be, to engage in a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code; and

                      (d) acquires a Loan Certificate, or a participation in a Loan Certificate, having an original principal amount of at least $5,000,000 and, solely in the case of the acquisition of a Loan Certificate, has appointed the Original Loan Participant to act as its agent in connection with the Operative Documents.

              "Related Indemnitee Group" shall have the meaning set forth in
     Section 7(b) hereof.

              "Short Period Rate" shall have the meaning set forth in the Trust Indenture.

              "Short Period Rate Loan" shall have the meaning set forth in the Trust Indenture.

              "Special Purchase Price Yield" shall mean the after-tax economic yield expected by the original Owner Participant with respect to the Aircraft, utilizing the multiple investment sinking fund method of analysis and the same assumptions in determining the Special Purchase Price percentage payable in connection with the alternate rental schedules referred to in the definition of the Owner Participant's Revised Net Economic Return (such Special Purchase Price percentage having been furnished to the Lessee and such assumptions having been placed in escrow with Sidley & Austin in accordance with Section 18(d)).

              "State or Local Taxing Authority" shall have the meaning set forth in Section 7(c) hereof.

              "Tax" and "Taxes" shall have the meanings set forth in Section 7(c) hereof.

              "Tax Indemnitee" shall have the meaning set forth in Section 7(c)(11) hereof.

              "Taxing Authority" shall have the meaning set forth in Section 7(c) hereof.

              "Transaction Costs" shall have the meaning set forth in Section 18(a) hereof.

              "Transferee" shall have the meaning set forth in Section 16(c) hereof.

              (b) Any other capitalized term not herein defined, when used herein in capitalized form, shall have the meaning attributed thereto in the Lease.

              (c) Unless otherwise specifically provided herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by United States registered or certified mail, postage prepaid, courier service, telegram, telex, telecopy, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, cable or facsimile) or any other customary means of communication, and any such notice shall be effective when delivered to any party to this Agreement to its address or telex number set forth below the signature of such party at the foot of this Agreement, or to such other address or telex or facsimile number as such party may hereafter specify for such purpose by notice to the other parties hereto.

              SECTION 16.  Certain Covenants of the Owner Participant.  (a)
The Owner Participant hereby agrees to notify the Lessee or cause the Lessee to be notified by telephone, telecopier or telegram not later than 1:00 p.m. New York City time, on the third Business Day prior to the Base Lease Commencement Date stating whether or not the Owner Participant intends to pay an amount equal to $2,415,000.00 (the "Excess Payment Amount", subject to adjustment pursuant to the following paragraph) in full by 1:00 p.m., New York City time, on the Base Lease Commencement Date. The Owner Participant shall also have the right to reimburse the Lessee at any time for all or any portion of the Reimbursement Amount for which the Lessee has not received an offset pursuant to Section 3(f) of the Lease.

              Although the amount of the Excess Payment Amount has been computed on the assumption that each Certificate will bear interest at the Assumed Debt Rate for such Certificate throughout the Interim Period, the Owner Participant and the Lessee recognize that the actual rate of interest on each Certificate may be a rate from time to time which may be greater or less than the Assumed Debt Rate for such Certificate and that the related basis upon





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which interest on the Certificates will be computed will be as provided in the
Trust Indenture. Accordingly, the Excess Payment Amount shall be increased or decreased (but not below zero), as the case may be, by an amount (the "Excess Payment Differential Amount") equal to, as of the Base Lease Commencement Date, the difference between (i) the aggregate amount of interest actually due and payable on the Base Lease Commencement Date on the Certificates for the period from and including the Delivery Date to but excluding the Base Lease Commencement Date, determined as provided in the Trust Indenture, and (ii) the aggregate amount of interest on the Loan Certificates that would have been due and payable on the Base Lease Commencement Date if the outstanding principal amount of such Loan Certificates had borne interest at the Assumed Debt Rate for the period from and including the Delivery Date to but excluding the Base Lease Commencement Date. If, as of the Base Lease Commencement Date, the amount determined in accordance with clause (i) of the immediately preceding sentence shall be greater than the amount determined in accordance with clause
(ii) of such sentence, the Excess Payment Amount shall be increased by the Excess Payment Differential Amount. If, as of the Base Lease Commencement Date, the amount determined in accordance with such clause (ii) shall be greater than the amount determined in accordance with such clause (i), the Excess Payment Amount shall be decreased by the Excess Payment Differential Amount. The interest actually accruing with respect to the Certificates shall be as specified by the notification to be delivered by the Original Loan Participant (whether or not it at the time holds any Loan Certificates) to each of the Owner Participant, the Owner Trustee, each other Loan Participant, the Indenture Trustee and the Lessee as provided in Section 1(c) hereof.

              (b) The Owner Participant hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that the Owner Participant will not directly or indirectly create, incur, assume or suffer to exist any Lessor's Liens on or against any part of the Trust Estate or the Aircraft arising out of any act or omission of or claim against the Owner Participant, and the Owner Participant agrees that it will, at its own cost and expense, take such action as may be necessary to duly discharge and satisfy in full any such Lessor's Lien (by bonding or otherwise, so long as Lessee's operation and use of the Aircraft is not impaired and the lien of the Indenture is not impaired). The Owner Participant hereby





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                                      AF-3
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agrees to indemnify and hold harmless the Lessee, the Indenture Trustee and each Loan Participant against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of the Owner Participant to discharge and satisfy any such Lessor's Lien. In addition, the Owner Participant agrees to indemnify, protect, save and keep harmless each Loan Participant from and against any reduction in the amount payable out of the Indenture Estate to such Loan Participant in respect of the Certificates held by such Loan Participant or any other loss, cost or expenses (including reasonable legal fees and expenses) incurred by such Loan Participant, as a result of the imposition or enforcement of, or the Owner Participant's failure to satisfy, any Lessor's Lien or claim against the Indenture Estate by any taxing authority because of the nonpayment by the Owner Participant of any Taxes imposed on or measured by the net income or revenues of the Owner Participant that are not required to be indemnified against by the Lessee.

              (c) The Owner Participant shall not directly or indirectly assign, convey or otherwise transfer any of its right, title or interest in and to all or any part of this Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Trust Estate, the Indenture Estate, the Purchase Agreement Assignment, the Purchase Agreement or any of the other Operative Documents except that the Owner Participant may assign, convey or otherwise transfer all (but not less than all) thereof if:

          (i) (A) the Person to whom such transfer is made (the "Transferee") is a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act (without the utilization of a voting trust agreement, voting powers agreement or similar arrangement by the Transferee or any Affiliate thereof unless the Owner Participant obtains the consent of the Lessee, which consent shall not be unreasonably withheld), and has the requisite power, authority and legal right to enter into and carry out the transactions contemplated hereby; (B) such conveyance does not violate any provisions of the Federal Aviation Act, the Securities Act of 1933, as amended (and no registration pursuant to such Act or the rules and regulations thereunder shall be required in connection with such conveyance), or any other applicable law, or create a relationship which





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                                      AF-3
     would be in violation thereof, or result in a "prohibited transaction" under ERISA or the Code; (C) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee (the "Assumption Agreement") for the benefit of the Lessee, the Owner Trustee and the Indenture Trustee, whereby the Transferee confirms that it shall be deemed a party to this Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other Operative Document to which the Owner Participant is a party, and the party named as the "Owner Participant" in the Trust Agreement, the Lease and the Trust Indenture and agrees to be bound by all of the terms of, and to undertake all of the obligations of the Owner Participant contained in, this Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other Operative Document to which the Owner Participant is a party or by which the Owner Participant is bound, and in which the Transferee shall make representations and warranties substantially equivalent to those of the Owner Participant contained herein and, in the event such Transferee is a partnership, such additional documents and/or amendments to the Operative Documents (in form and substance reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee) as the Lessee, the Owner Trustee or the Indenture Trustee may reasonably request; (D) after giving effect to such assignment, conveyance or transfer, there would be no more than one Owner Participant with respect to the Aircraft; (E) the Owner Participant shall deliver to the Owner Trustee, the Indenture Trustee (unless the lien of the Trust Indenture is discharged) and the Lessee an opinion of counsel (which shall be the general counsel of the Transferee or other counsel reasonably satisfactory to the Lessee and the Indenture Trustee), that the Assumption Agreement has been duly authorized, executed and delivered by the Transferee and is enforceable against such Transferee in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or by general principles of equity; (F) the Owner Participant shall deliver to the Owner Trustee, the Indenture Trustee (unless the lien of the Trust Indenture is discharged) and the Lessee one or more





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                                      AF-3
     certificates of a duly authorized officer of the transferor and if necessary transferee Owner Participant concerning, when taken together, all of the matters contained in clauses (A) and (D) of this paragraph (i) and (except in connection with any such assignment, transfer or conveyance to a direct or indirect wholly-owned subsidiary of American Telephone and Telegraph Company) an opinion delivered by counsel of the type referred to in clause (E) to the effect that such transfer complies with the provisions of clauses (A) (except as to citizenship), (B) and (D) of this paragraph (i); and (G) the transferor and/or transferee Owner Participant assumes by an instrument in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee the risk of any adverse tax consequences to any Tax Indemnitee resulting from such conveyance; and

         (ii) either (A) the Transferee is a bank or lending institution with a combined capital and surplus of at least $75,000,000, or is a corporation or domestic partnership with net worth of at least $75,000,000, exclusive of goodwill, all of the foregoing determined in accordance with generally accepted accounting principles (hereinafter referred to as a "Qualifying Institution"), or (B) if the Transferee is not itself a Qualifying Institution, a parent corporation of the Transferee which qualifies as a Qualifying Institution shall have executed and delivered to the Owner Trustee, the Indenture Trustee (unless the lien of the Trust Indenture is discharged) and the Lessee an absolute and unconditional guaranty, in form and substance satisfactory to the Lessee and the Indenture Trustee, with respect to the obligations of the Transferee as the Owner Participant assumed by the Transferee under the Assumption Agreement referred to above, and the Transferee shall deliver to the Indenture Trustee (unless the lien of the Trust Indenture is discharged), the Owner Trustee and the Lessee an opinion of counsel (which shall be the general counsel of the Qualifying Institution providing such guaranty or other counsel reasonably satisfactory to the Lessee and the Indenture Trustee) that such guaranty is enforceable against the guarantor in accordance with its terms.

              In the event that the Owner Participant is neither American Telephone and Telegraph Company, AT&T

Credit Corporation nor any other Affiliate of American Telephone and Telegraph Company, any transfer by direct sale, consolidation, merger or otherwise of 50% or more of the capital stock of the Owner Participant (including, for this purpose, any such transfer of the capital stock of any one of its direct or indirect parent companies or other parent entities, other than its ultimate parent entity) (any such transfer being referred to as a "Change in Control") shall be deemed to be a conveyance by such Owner Participant of its interests in the transactions contemplated by this Agreement subject to this Section 16(c), and accordingly no such Change in Control shall take place without the Lessee's consent unless it satisfies the terms and conditions set forth in this
Section 16(c), including without limitation those set forth in paragraphs (i) and (ii) above; provided that no such transfer of the capital stock of an Owner Participant that is American Telephone and Telegraph Company, AT&T Credit Corporation or any other Affiliate of American Telephone and Telegraph Company (or any of the direct or indirect parent companies or other parent entities of any thereof) shall be prohibited by or subject to the terms of this Section 16(c). Notwithstanding the foregoing sentence, if (x) the obligations of such Owner Participant were guaranteed at the time such Owner Participant became the Owner Participant hereunder by a parent entity that was at such time a Qualifying Institution (the "Parent Guarantor"), and (y) following a Change in Control, the Transferee remains both a member of the controlled or consolidated group of companies of which the Parent Guarantor is a part and a subsidiary of the Parent Guarantor, such Transferee shall comply with the conditions set forth in paragraph (i) above, but shall not be required to satisfy the conditions set forth in paragraph (ii) above; provided that such guaranty of the Parent Guarantor is amended to remain in full force and effect in respect of the Transferee and the Transferee delivers to the Indenture Trustee (unless the lien of the Trust Indenture is discharged), the Owner Trustee and the Lessee an opinion of counsel (which shall be the general counsel of the Parent Guarantor or other counsel reasonably satisfactory to the Lessee) in form and substance satisfactory to the Lessee and the Owner Trustee as to the continued legality, validity and enforceability of such guaranty.

              Notwithstanding the foregoing, so long as the Lease is in effect, there shall not be more than five transfers (not including any transfer to any Affiliate of

American Telephone and Telegraph Company) by the Owner Participant (including its successors and permitted assigns) pursuant to this Section 16(c) without the prior written consent of the Lessee, such consent not to be unreasonably withheld. Any fees, charges and expenses incurred by the Owner Trustee, the Indenture Trustee or the Lessee in connection with any transfer pursuant to this Section 16(c), including, without limitation the out-of-pocket expenses of the Lessee and reasonable legal fees and expenses, will be paid by the transferring Owner Participant and in no case will the Lessee be responsible for any such fees, charges or expenses. Without the consent of the Lessee, no transfer shall be permitted pursuant to this Section 16(c) to a Transferee that is (i) an airline or other commercial operator of aircraft that is a competitor of the Lessee or any of its Affiliates or (ii) a corporation or other entity that is an Affiliate of any such airline or other commercial operator of aircraft.

              Upon any such conveyance by the Owner Participant to a Transferee permitted by this Section 16(c), the Transferee shall be deemed the "Owner Participant" for all purposes hereof (unless the context is inappropriate) and shall be deemed to have made all the investments in beneficial ownership of the Aircraft previously made by the Owner Participant in respect of the right, title and interest so conveyed; and each reference in this Agreement, the Trust Agreement, the Lease, the Tax Indemnity Agreement, the Trust Indenture and the other Operative Documents to the Owner Participant making the transfer shall thereafter be deemed a reference to the Transferee as the Owner Participant (unless the context is inappropriate). Upon any such conveyance by the Owner Participant to a Transferee permitted by the foregoing provisions of this
Section 16(c), the transferor Owner Participant shall be relieved of all of its liabilities and obligations hereunder and under the Trust Agreement to the extent of the interest so transferred, provided that in no event will any such conveyance release the transferor Owner Participant from any liability to the extent caused by any breach existing at the time of such conveyance by the Owner Participant of any of its representations, warranties, covenants or obligations contained herein or in the Trust Agreement. If the Owner Participant proposes to transfer its interests pursuant to this Section 16(c), it shall give 20 days' (or, in the case of a transfer where the Transferee is an Affiliate of the Owner Par-ticipant making the transfer, 10 days') prior written notice thereof to the Owner Trustee, the Indenture Trustee and the Lessee, specifying the name and address of the transferee and specifying the facts necessary to determine whether the conditions of this Section 16(c) have been or shall be satisfied.

              SECTION 17. Optional Redemption of Certificates. (a) So long as no Event of Default shall have occurred and be continuing, the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect an optional redemption of all of the Certificates (the "Outstanding Certificates") (such term to include the Certificates originally issued under the Trust Indenture and any refunding indebtedness issued pursuant to this
Section 17 or Section 20) pursuant to the Trust Indenture as part of a refunding or refinancing operation. Promptly on receipt of such request, the Owner Participant will negotiate promptly in good faith to conclude an agreement with the Lessee as to the terms of such refunding or refinancing operation and upon such agreement:

          (i) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering; provided, however, that in the case of a refunding or refinancing involving a public offering of debt securities, the Lessee shall have the right to purchase such debt securities and apply such debt securities as a credit against its obligations to pay Rent to the extent permitted by the Tax Indemnity Agreement) providing for (x) the issuance and sale by the Owner Trustee or such other party as may be appropriate to such institution or institutions on the date specified in such agreement (for the purposes of this Section 17, the "Refunding Date") of United States Dollar-denominated debt securities in an aggregate principal amount equal to the sum of the principal amount of the Outstanding Certificates on the Refunding Date and, subject to clause (w) of Section 17(a)(ii), all interest accrued thereon to the Refunding Date and (y) the application of the proceeds of the sale of such debt securities to the redemption of all such Certificates on the Refunding Date;

         (ii)  the Lessee and the Owner Trustee will amend the Lease such that
     (w) if the Refunding Date is not a Lease Period Date, the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Outstanding Certificates to the Refunding Date in the event that such interest is not financed through the issuance of debt securities on the Refunding Date (provided that if the Refunding Date occurs on or prior to the Base Lease Commencement Date, the Owner Participant may, pursuant to
     Section 16(a) hereof on the Refunding Date prepay the Excess Payment Amount), (x) Basic Rent payable in respect of the period from and after the Refunding Date shall be recalculated to preserve the Owner Participant's Net Economic Return (or, in the case of any recalculation hereunder subsequent to any Section 20 Refinancing, the Owner Participant's Revised Net Economic Return), (y) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Refunding Date shall be appropriately recalculated to preserve the Owner Participant's Net Economic Return (or, in the case of any recalculation hereunder subsequent to the Section 20 Refinancing, the Owner Participant's Revised Net Economic Return) and (z) the Special Purchase Price and the Special Purchase Option Date shall be recalculated as provided in Section 18;

        (iii) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 17 in like manner as the Certificates issuable under the Trust Indenture and/or will enter into such amendments and supplements to the Trust Indenture as may be necessary to effect such refunding or refinancing, provided that no such amendment or supplement will materially increase the liabilities of or impair the rights of the Owner Participant under the Operative Documents without the consent of the Owner Participant; and

         (iv) unless otherwise agreed by the Owner Participant, the Lessee shall pay as Supplemental Rent on an After-Tax Basis all reasonable fees, costs, and expenses of such refunding or refinancing;





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                                      AF-3
provided, however, that (w) there shall be no more than two such refundings or refinancings (not including the Section 20 Refinancing), (x) if within 15 days after receipt of a request from the Lessee to effect a refunding or refinancing pursuant to this Section 17, which request specifies the proposed structural terms and the amount thereof, the Owner Participant provides the Lessee with a written notice to the effect that there will be a risk of adverse tax consequences to the Owner Participant resulting from the refunding or refinancing and, if then requested by the Lessee in writing, within 15 days after receipt of such request, the Owner Participant provides the Lessee with a written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee to the effect that there will be a risk of such adverse tax consequences to the Owner Participant resulting from the refunding or refinancing (other than the consequence that the refinanced loan constitutes "qualified nonrecourse indebtedness" within the meaning of Temporary Regulations Section 1.861-10T(b) for the purpose of the computation of the FSC Benefits (as defined in the Tax Indemnity Agreement)), then the Owner Trustee and the Owner Participant shall be required to effect such refunding or refinancing only if the Lessee shall have agreed to indemnify the Owner Participant against such identified adverse tax consequences in a manner reasonably satisfactory to the Owner Participant; provided, however, the parties agree that in the absence of a change in applicable laws, regulations, revenue rulings, revenue procedures or judicial precedents enacted, adopted or decided after the Delivery Date, a refinancing or refunding will not be deemed for this purpose to result in a risk of the Owner Participant not being considered the owner of the Aircraft, Airframe, any Engine or any Part for Federal or other income tax purposes, (y) no such refinancing or refunding shall require an increase in the amount of the Owner Participant's investment in the beneficial ownership of the Aircraft or shall cause the ratio of the newly issued debt to the Owner Participant's then outstanding investment in the Aircraft to be more than 4 to 1 and (z) except with respect to matters relating to taxes, no such refunding or refinancing will materially increase the liabilities of or impair the rights of the Owner Participant. In addition, if any such refunding or refinancing occurs after the Section 20 Refinancing, neither the refunding or refinancing, nor any related adjustment of Basic Rent, shall increase or decrease the periodic earnings (as defined in

Statement of Financial Accounting Standards No. 13 issued by the Financial Accounting Standards Board) of the Owner Participant for any calendar year in the period (if any) from the date of such refunding or refinancing to December 31, 1998 each by an amount greater than 10% of the amount of earnings expected for each such calendar year immediately prior to such refunding or refinancing.

              (b) The Certificates, and any other debt instruments issued in connection with any refunding or refinancing operation permitted by this
Section 17, shall not be subject to optional redemption by the Owner Trustee without the consent of the Lessee (except as provided in Section 2.13 of the Trust Indenture).

              SECTION 18. Calculation of Adjustments to Basic Rent, Stipulated Loss Value, Termination Value, etc.; Confirmation and Verification. (a) Calculation of Adjustments. In the event that (A) the expenses paid by the Owner Participant pursuant to Section 9(a) hereof (except for any expenses paid or payable to any financial advisor to the Owner Participant) and such other expenses as the Lessee shall expressly agree in writing shall be deemed to be "Transaction Costs" (collectively, the "Transaction Costs") are less or more than 0.5% of Lessor's Cost, or (B) prior to the acceptance of the Aircraft on the Delivery Date: (1) there shall have occurred a Change in Tax Law and (2) after having been advised in writing by the Owner Participant of such Change in Tax Law and the proposed adjustment to the payments of Basic Rent resulting therefrom, Lessee shall have waived its right under Section 11 hereof to decline to proceed with the transaction, or (C) a refinancing or refunding as contemplated by Section 17 hereof occurs (it being understood that if the Refunding Date occurs on or prior to the Base Lease Commencement Date, any recalculations pursuant to this clause (C) shall take into account any prepayment by the Owner Participant on such Refunding Date of the Excess Payment Amount pursuant to Section 16(a) hereof under clause (w) of Section 17(a)(ii) hereof or under clause (w) of Section 20(a)(ii) hereof), or (D) the Delivery Date is other than August 11, 1992, or (E) if the Certificates are not refunded or refinanced on or prior to the Base Lease Commencement Date, the Excess Payment Amount (after adjustment for any Excess Payment Differential Amount) is other than $2,415,000.00, then, in each case, the Owner Participant shall recalculate the payments of Basic Rent and Stipulated Loss Values, Termination Values and the

Excess Payment Amount with respect to the Term (i) to preserve the Owner Participant's Net Economic Return (or, in the case of any recalculation hereunder subsequent to the Section 20 Refinancing, the Owner Participant's Revised Net Economic Return) and (ii) to minimize to the greatest extent possible, consistent with the foregoing clause (i), the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of the payments of Basic Rent. In addition, in the event of a refinancing or refunding referred to in clause (C) of the preceding sentence, the Special Purchase Price Percentage and the Special Purchase Option Date shall be recalculated in a manner consistent with the procedures specified in the second sentence of Section 20(c). In performing any such recalculations, the Owner Participant shall utilize the same methods and assumptions originally used to calculate the payments of Basic Rent, Stipulated Loss Values, Termination Values and Special Purchase Price Percentage with respect to the Term (or, in the case of any recalculation hereunder subsequent to the Section 20 Refinancing, the same methods and assumptions originally used by the original Owner Participant in the calculation of the alternate schedules referred to in the definition of the Owner Participant's Revised Net Economic Return and the Special Purchase Price Percentage and held in escrow by Sidley & Austin pursuant to Section 18(d)) (in each case as such assumptions may be changed as a result of the event described in clause (A), (B), (C) or (D) of the second preceding sentence necessitating such recalculation or due to the prior occurrence of any such event or the prior occurrence of the Section 20 Refinancing); provided that, Basic Rent, as so recomputed, shall comply with the requirements of Sections 4.02(5) and 4.07(1) of Revenue Procedure 75-28, 1975-1 C.B. 752, and shall not present a greater risk that Section 467(b)(2) of the Code would apply than the risk that Section 467(b)(2) applied prior to such recomputation, it being agreed that the requirements of clause (i) of Section
5.01 of Rev. Proc. 75-21, 1975-1 C.B. 715, shall be applied on a prospective basis.

              (b) Confirmation and Verification. Upon completion of any recalculation described above in Section 18(a), a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term and, in the case of the second sentence of
Section 18(a), the Special Purchase Price Percentage as are then applicable do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values or Termination Values with respect to the Term and, in the case of the second sentence of Section 18(a), the Special Purchase Price Percentage as have been calculated by the Owner Participant in accordance with Section 18(a) above and Section 3(e) of the Lease. Such certificate shall describe in reasonable detail the basis for any such adjustments. If the Lessee shall so request, the recalculation of any such adjustments described in this Section 18 shall be verified by a nationally recognized firm of independent public accountants jointly selected by the Lessee and the Owner Participant (provided that such firm of independent public accountants shall not be regularly retained by either the Lessee or the Owner Participant). A representative of such firm shall be shown, on a confidential basis, the original assumptions used by the Owner Participant and held in escrow by Sidley & Austin pursuant to Section 18(d) and the methods used by the Owner Participant in the original calculation of, and any recalculation of, Basic Rent, Stipulated Loss Values and Termination Values and, in the case of the second sentence of Section 18(a), the Special Purchase Price Percentage (or, in the case of any recalculation hereunder subsequent to the Section 20 Refinancing, the same methods and assumptions originally used by the original Owner Participant in the calculation of the alternate schedules referred to in the definition of the Owner Participant's Revised Net Economic Return and the Special Purchase Price Percentage held in escrow by Sidley & Austin pursuant to
Section 18(d)). The reasonable costs of such verification shall be borne by the Lessee, unless as a result of such verification process the payments of Basic Rent are adjusted and such adjustment causes (i) the present value of the payments of Basic Rent, discounted semi-annually at the Assumed Debt Rate, to decline by five basis points or more from the present value of the payments of Basic Rent, discounted semi-annually at the Assumed Debt Rate, certified by the Owner Participant pursuant to this Section 18(b) or (ii) any Stipulated Loss Value or Termination Value percentage or, in the case of the second sentence of
Section 18(a), the Special Purchase Price Percentage, to be significantly below that certified by the Owner Participant pursuant to this Section 18(b), in which case the Owner Participant shall be responsible for the reasonable costs of such verification. In connection with any adjustment pursuant to this
Section 18 or Section 20, the

Owner Participant, the Lessee, the Owner Trustee and the Indenture Trustee shall enter into an appropriately revised Rent Schedule.

              (c) Payment of Debt Service. No adjustment may be made to the payments of Basic Rent or to Stipulated Loss Values or Termination Values with respect to the Term, unless (i) each installment of Basic Rent (or, in the case of the Base Lease Commencement Date, the Excess Payment Amount), as so adjusted, under any circumstances and in any event, will be in an amount at least sufficient for the Owner Trustee to pay in full as of the due date of such installment any payment of principal or interest on the Certificates required to be paid on the due date of such installment of Basic Rent (or on the Base Lease Commencement Date, as the case may be) and (ii) Stipulated Loss Value and Termination Value, as so adjusted, under any circumstances and in any event, will be an amount which, together with any other amounts required to be paid by the Lessee under the Lease in connection with an Event of Loss or a termination of the Lease, as the case may be, will be at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal of and all unpaid interest on the Certificates accrued to the date on which Stipulated Loss Value or Termination Value, as the case may be, is paid in accordance with the terms of the Lease.

              (d) Escrow. The Owner Participant agrees to place in escrow with Sidley & Austin, and to cause Sidley & Austin to retain, (i) the assumptions and methods utilized by the Owner Participant in the calculation of the schedules of Basic Rent, Termination Value and Stipulated Loss Value referred to the definition of the Owner Participant's Net Economic Return, and in the calculation of the Special Purchase Price Percentage as of the Delivery Date, (ii) the assumptions and methods utilized by the Owner Participant in the calculation of the alternate schedules of Basic Rent, Termination Value and Stipulated Loss Value referred to in the definition of the Owner Participant's Revised Net Economic Return, together with such alternate schedules, and the Special Purchase Price Percentage applicable to a lease financing accomplished pursuant to such alternate schedules (calculated to preserve the Special Purchase Price Yield to the applicable Special Purchase Option Date in accordance with the methodology described in the second sentence to Section 20(c)), copies of which alternate schedules and such





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Special Purchase Price Percentage have been provided to the Lessee, and (iii)
any adjustments made to any of the assumptions referred to in clause (i) or
(ii) of this sentence to take into account the effect of any change of the type specified in Section 3(e) of the Lease which theretofore has resulted in an adjustment of the percentages of Basic Rent, Stipulated Loss Value, Termination Value or Special Purchase Price Percentage. In connection with the foregoing, the Owner Participant will provide Sidley & Austin with such supporting documents and materials, and access to such computer programs and/or software, as would be complete and sufficient, without more, to enable the verification, as contemplated by Section 18(b), of any calculations made by the Owner Participant under this Section 18 or Section 20.

              SECTION 19. Concerning the Owner Trustee. Wilmington Trust Company is entering into this Agreement solely in its capacity as Owner Trustee under the Trust Agreement and not in its individual capacity (except as expressly stated herein) and in no case shall Wilmington Trust Company (or any entity acting as successor Owner Trustee under the Trust Agreement) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee hereunder, provided, however, that Wilmington Trust Company (or any such successor Owner Trustee) shall be personally liable hereunder for its own gross negligence or willful misconduct or for its breach of its covenants, representations and warranties contained herein, to the extent covenanted or made in its individual capacity.

              SECTION 20. Section 20 Refinancing. (a) In addition to the provisions set forth in Section 17, whether or not a refunding or refinancing pursuant to such Section 17 shall have previously occurred, and with regard to the role of Credit (as defined in the Tax Indemnity Agreement) in the transactions contemplated by the Operative Agreements, at any time the Lessee shall have the right to request the Owner Participant and the Owner Trustee to effect an optional redemption of all of the Outstanding Certificates as part of a refunding or refinancing operation with refinancing indebtedness with respect to which the refinancing indebtedness has a final maturity date of at least six months after the final maturity date of the Outstanding Certificates and has a weighted average life to maturity at least 90 days longer





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than the remaining weighted average life to maturity of the Outstanding
Certificates (such refinancing hereinafter referred to as the "Section 20 Refinancing"). Promptly on receipt of such request (which request shall specifically designate such refinancing as the Section 20 Refinancing), the Owner Participant will, in good faith, use all reasonable efforts to conclude an agreement with the Lessee as to the terms of such Section 20 Refinancing and upon such agreement:

          (i) the Lessee, the Owner Participant, the Indenture Trustee, the Owner Trustee, and any other appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering; provided, however, that in the case of a refunding or refinancing involving a public offering of debt securities, the Lessee shall have the right to purchase such debt securities and apply such debt securities as a credit against its obligations to pay Rent to the extent permitted by the Tax Indemnity Agreement) providing for (x) the issuance and sale by the Owner Trustee or such other party as may be appropriate to such institution or institutions on the date specified in such agreement (for the purposes of this Section 20, the "Section 20 Refunding Date") of United States Dollar-denominated debt securities in an aggregate principal amount at least equal to the principal amount of the Outstanding Certificates on the Section 20 Refunding Date and, subject to clause (w) of Section 20(a)(ii), all interest accrued thereon to the Section 20 Refunding Date and (y) the application of the proceeds of the sale of such debt securities to the redemption of all such Certificates on the Section 20 Refunding Date;

         (ii)  the Lessee and the Owner Trustee will amend the Lease such that
     (w) if the Section 20 Refunding Date is not a Lease Period Date, the Lessee shall on the Section 20 Refunding Date prepay that portion of the next succeeding installment of Basic Rent as shall equal the aggregate interest accrued on the Outstanding Certificates to the Section 20 Refunding Date in the event that such interest is not financed through the issuance of debt securities on the Section 20 Refunding Date, provided that if the Section 20 Refunding Date occurs on or prior to the Base Lease Commencement Date, the Owner Participant





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     may, pursuant to Section 16(a), prepay the Excess Payment Amount or such portion thereof on the Section 20 Refunding Date as the Lessee and the Owner Participant shall agree is advisable in order to optimize the revised rental schedules to be calculated pursuant to Section 20(c), (x) Basic Rent payable in respect of the period from and after the Section 20 Refunding Date shall be recalculated pursuant to Section 20(c) to preserve the Owner Participant's Revised Net Economic Return, (y) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the Section 20 Refunding Date shall be appropriately recalculated pursuant to Section 20(c) to preserve the Owner Participant's Revised Net Economic Return and (z) the Special Purchase Price Percentage and the Special Purchase Option Date shall be recalculated pursuant to Section 20(c);

        (iii) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the debt securities issued by the Owner Trustee pursuant to clause (a) of this Section 20 in like manner as the Certificates issuable under the Trust Indenture and/or will enter into such amendments and supplements to the Trust Indenture as may be necessary to effect such refunding or refinancing; and

         (iv) unless otherwise agreed by the Owner Participant, the Lessee shall pay as Supplemental Rent on an After-Tax Basis all reasonable fees, costs, and expenses of such refunding or refinancing;

provided, however, that if within 15 days after receipt of a request from the Lessee to effect the Section 20 Refinancing, which request specifies the proposed structural terms of such refinancing and the amount of refinancing indebtedness, the Owner Participant provides the Lessee with a written notice to the effect that there will be a risk of adverse tax consequences to the Owner Participant resulting from the Section 20 Refinancing and, if then requested by the Lessee in writing, within 15 days after receipt of such request, the Owner Participant provides the Lessee with a written opinion of independent tax counsel selected by the Owner Participant and reasonably acceptable to the Lessee to the effect that there will be a risk of such adverse tax consequences to the Owner Participant resulting from the Section 20 Refinancing





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(other than the consequence that the refinanced loan constitutes "qualified nonrecourse indebtedness" within the meaning of Temporary Regulations Section 1.861-10T(b) for the purpose of the computation of the FSC Benefits (as defined in the Tax Indemnity Agreement)), then the Owner Trustee and the Owner Participant shall be required to effect the Section 20 Refinancing only if the Lessee shall have agreed to indemnify the Owner Participant against such identified adverse tax consequences in a manner reasonably satisfactory to the Owner Participant; provided, however, the parties agree that in the absence of a change in applicable laws, regulations, revenue rulings, revenue procedures or judicial precedents enacted, adopted or decided after the Delivery Date, the
Section 20 Refinancing will not be deemed for this purpose to result in a risk of the Owner Participant not being considered the owner of the Aircraft, Airframe, any Engine or any Part for Federal or other income tax purposes.

              Each of the Owner Participant, the Owner Trustee, each Loan Participant and the Indenture Trustee agrees to use all reasonable efforts to facilitate the Section 20 Refinancing, including, without limitation, by making such modifications to, or entering into such amendments and supplements to, the Operative Documents as may be appropriate or necessary to effect the Section 20 Refinancing.

              (b) The Section 20 Refinancing shall not constitute a refunding or refinancing for the purposes of Section 17. Any debt instruments issued in connection with the Section 20 Refinancing shall not be subject to optional redemption by the Owner Trustee without the consent of the Lessee (except as provided in Section 2.13 of the Trust Indenture).

              (c) In connection with the Section 20 Refinancing, the Owner Participant shall recalculate the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term and, if the Section 20 Refunding Date occurs on or prior to the Base Lease Commencement Date, the Excess Payment Amount payable pursuant to Section 16(a) hereof (such recalculation of the Excess Payment Amount to take into account any prepayment by the Owner Participant on such Section 20 Refunding Date of all or part of the Excess Payment Amount under clause (w) of Section 20(a)(ii)), (i) to achieve the Owner Participant's Revised Net Economic Return, and (ii) to minimize, to the greatest extent possible consistent with the foregoing





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                                      AF-3
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clause (i), the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of the payments of Basic Rent. In addition, in such event, the Special Purchase Price Percentage shall be recalculated in order to preserve the Special Purchase Price Yield to the Special Purchase Option Date of August 11, 2012; provided that the Special Purchase Price Percentage for the Special Purchase Option Date, as so adjusted, shall not be less than 56.9%. Notwithstanding the foregoing, the Owner Participant, the Owner Trustee and the Lessee agree that, at the Lessee's option, the Lessee may request that the Special Purchase Option Date be changed (and that the Special Purchase Price Percentage be recalculated as of such changed date) to whichever of the four Lease Period Dates preceding the Special Purchase Option Date or the two Lease Period Dates following the Special Purchase Option Date (each, an "Alternate Special Purchase Option Date") would result in the lowest possible sum of (1) the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of the payments of Basic Rent for the period from the Section 20 Refunding Date to and including the applicable Alternate Special Purchase Option Date (but excluding any Basic Rent designated as payable in advance on such Alternate Special Purchase Option Date) and (2) the present value (discounted semiannually at an interest rate per annum to be supplied by the Lessee) of the Special Purchase Price as of such Alternate Special Purchase Option Date, and that, if necessary, the Lease shall be amended to reflect the change in the Special Purchase Option Date from August 11, 2012 to whichever of the Alternate Special Purchase Option Dates as would give rise to the lowest such sum; provided that upon any such request by the Lessee to change the Special Purchase Option Date to an Alternate Special Purchase Option Date, the Owner Participant shall, at its cost and expense, obtain an estimate of the fair market value (taking into account a reasonable estimate for inflation and deflation) of the Aircraft, as of any Alternate Special Purchase Option Dates specified by the Lessee, from BK Associates, Inc. or, if BK Associates, Inc. shall not then be an independent aircraft appraiser, from an independent aircraft appraiser selected by mutual agreement of the Owner Participant and the Lessee or, if they shall be unable to agree, from an appraiser selected pursuant to an Independent Appraisal (except that all costs and expenses of such appraiser shall be borne by the Owner Participant) and, if the estimated fair market value of the Aircraft determined





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by such appraiser (expressed as a percentage of Lessor's Cost) is more than the
Special Purchase Price Percentage calculated for the Alternate Special Purchase Option Date as provided above in this sentence to which the Lessee has requested the Special Purchase Option Date be changed, the Special Purchase Option Date shall remain unchanged and the Special Purchase Price Percentage shall be the percentage determined in accordance with the preceding sentence, unless the Lessee elects that the Special Purchase Price Percentage as of such Alternate Special Purchase Option Date shall be equal to such estimated fair market value (computed as a percentage of Lessor's Cost), in which case the Lease shall be amended to reflect such Alternate Special Purchase Option Date. In performing any such recalculations in respect of Basic Rent, Stipulated Loss Value and Termination Value, the Owner Participant shall utilize the same methods and assumptions originally used to calculate the alternate schedules of Basic Rent, Stipulated Loss Values and Termination Values referred to in the definition of the Owner Participant's Revised Net Economic Return and in performing any such recalculations in respect of the Special Purchase Price Percentage, the Owner Participant shall, subject to the proviso to the preceding sentence, utilize the same methods and assumptions originally used to calculate the Special Purchase Price Percentage held in escrow by Sidley & Austin pursuant to Section 18(d) (other than, in each case, those assumptions changed as a result of the Section 20 Refinancing; it being agreed that such recalculation shall reflect solely any changes of assumptions or facts resulting directly from such Section 20 Refinancing or due to the prior occurrence of any event taken into account in a recalculation pursuant to
Section 18), provided that, Basic Rent, as so recomputed, shall comply with the requirements of Sections 4.02(5) and 4.07(1) of Revenue Procedure 75-28, 1975-1 C.B. 752, and shall not present a greater risk that Section 467(b)(2) of the Code would apply than the risk that Section 467(b)(2) applied prior to such recomputation, it being agreed that the requirements of clause (i) of Section
5.01 of Rev. Proc. 75-21, 1975-1 C.B. 715, shall be applied on a prospective basis.

              Upon completion of any recalculation described above in this
Section 20(c), a duly authorized officer of the Owner Participant shall provide a certificate to the Lessee either (x) stating that the payments of Basic Rent, Stipulated Loss Values and Termination Values with respect to the Term, and the Special Purchase Price Percentage and





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                                      AF-3
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the Special Purchase Option Date, as are then set forth in the Lease do not require change, or (y) setting forth such adjustments to the payments of Basic Rent, Stipulated Loss Values or Termination Values with respect to the Term and the Special Purchase Price Percentage and the Special Purchase Option Date, as have been calculated by the Owner Participant in accordance with the above provisions. Such certificate shall describe in reasonable detail the basis for any such adjustments. If the Lessee shall so request, the recalculation of any such adjustments described in this Section 20 shall be verified by procedures substantially identical to the verification procedures set forth in Section 18(b). No adjustment may be made to the payments of Basic Rent, Stipulated Loss Values or Termination Values with respect to the Term pursuant to this
Section 20 except in accordance with the provisions of Section 18(c).

              Section 21. Miscellaneous. (a) Nothing contained in this Agreement, or in the Lease, the Trust Indenture, the Trust Agreement or the Tax Indemnity Agreement shall be construed as a guarantee by the Lessee of payments due pursuant to the Certificates or of the residual value or useful life of the Aircraft or any portion thereof.

              (b) Any provision of this Agreement which is prohibited and unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The section and paragraph headings in this Agreement and the index preceding this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sec-





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tions, unless otherwise indicated, are to sections of this Agreement.

              (c) The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Lessee and, subject to the terms of Section 13(E) hereof, its successors and permitted assigns, the Indenture Trustee and its successors as Indenture Trustee under the Trust Indenture, the Owner Trustee and its successors as Owner Trustee under the Trust Agreement, the Owner Participant and, subject to the provisions of Section 16(c) hereof, its successors and permitted assigns, and the Original Loan Participant and, subject to the provisions of Section 9(p) hereof, the other Loan Participants. Each Loan Participant other than the Original Loan Participant, by its acceptance of any Certificate, shall be deemed to have irrevocably and unconditionally agreed to perform the obligations of a Loan Participant hereunder and under the Trust Indenture.

              (d) With respect to any opinion required to be delivered under any Operative Document by counsel to any party hereto, each party hereto hereby irrevocably instructs its applicable counsel to deliver such opinion to and for the benefit of the parties that are the addressees of such opinion.

THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.





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              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                               AMERICAN AIRLINES, INC.


                               By /s/ JEFFERY M. JACKSON
                                 Name: Jeffery M. Jackson
                                 Title: Vice President and Treasurer

                               Address:  P.O. Box 619616
                                         Dallas/Fort Worth International
                                           Airport,
                                         Texas  75261-9616
                                         Attention:  Senior Vice
                                                       President-
                                                       Finance

                               Telex:  73-0613
                               Answerback:  AMAIR-DFWDAL
                               Facsimile:   (817) 967-4318
                               Telephone:   (817) 963-1234

                               Address for courier deliveries:

                                    4333 Amon Carter Boulevard
                                    Fort Worth, Texas 76155
                                    Attention: Senior Vice President -
                                                  Finance

                               AT&T CREDIT CORPORATION


                               By /s/ G. DANIEL MCCARTHY
                                 Name: G. Daniel McCarthy
                                 Title: Senior Vice President

                               Address:  44 Whippany Road
                                         Morristown, New Jersey  07960

                               Facsimile:   (201) 397-4368
                               Telephone:   (201) 397-3000





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                                      AF-3

                               WILMINGTON TRUST COMPANY,
                                 not in its individual capacity, except
                                 as otherwise expressly provided herein,
                                 but solely as Owner Trustee


                               By /s/ NORMA P. CLOSS
                                 Name: Norma P. Closs
                                 Title: Vice President

                               Address:  Rodney Square North
                                         Wilmington, Delaware  19890
                                         Attention:  Corporate Trust
                                                     Administration
                                                     (AA 1992 AF-3)

                               Telex:  835437
                               Answerback:  WILM TR
                               Facsimile:   (302) 651-8464
                               Telephone:   (302) 651-1000

                               NATIONSBANK OF GEORGIA,
                                 NATIONAL ASSOCIATION, as Indenture
                                 Trustee


                               By /s/ HOWARD L. SHELLKOPF
                                 Name: Howard L. Shellkopf
                                 Title: Vice President

                               Address:  600 Peachtree Street, N.E.
                                         Suite 900
                                         Atlanta, Georgia  30308
                                         Attention:  Corporate Trust
                                                     Department
                                                     (AA 1992 AF-3)

                               Facsimile:   (404) 607-6534
                               Telephone:   (404) 607-4680





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                                      AF-3
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                                       CIBC INC.,
                                         as Original Loan Participant



                                       By /s/ ROBERT A. LEVER
                                         Name: Robert A. Lever
                                         Title: Vice President


                                       By /s/ PETER A. LOFQUIST
                                         Name: Peter A. Lofquist
                                         Title: Vice President


                                       Address:  425 Lexington Avenue
                                                 New York, New York 10017

                                                 Attn:  Leasing Department

                                       Facsimile:  (212) 856-3688
                                       Telephone:  (212) 856-3889





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